Exhibit 10.17

Securities Purchase Agreement

Investor Package

October __, 2012

Ideal Power Converters, Inc.
5004 Bee Creek Road, Suite 600
Spicewood, Texas 78669

INSTRUCTIONS FOR INVESTING

If you wish to purchase the offered securities of Ideal Power Converters, Inc., please:

(1)	Review this Securities Purchase Agreement, Registration Rights Agreement, Senior Secured Convertible Promissory Note, Warrant, Security Agreement, and Escrow Agreement.

(2)	Indicate where appropriate, in Section 6(a) of the Securities Purchase Agreement, your status as an Accredited Investor by initialing the appropriate accreditation categories.

(3)
Type or print all information required in the blank sections in Section 6(b) of the Securities Purchase Agreement, including your requested subscription amount and your federal taxpayer identification number.

(4)	Execute the signature pages to the Securities Purchase Agreement, Registration Rights Agreement, Security Agreement, and Escrow Agreement.

(5)
If you are an individual, complete and execute, or cause to be executed, the enclosed Spousal Consent by either (i) having your spouse execute such consent or (ii) if  you are not married, by confirming your status as single on such consent.

(6)	Along with the full amount of your investment paid by means of a check made payable to [NAME OF ACCOUNT] or a wire transfer to the following:

U.S. Bank, N.A.
ABA# 091000022
FBO: U.S. Bank Trust N.A.
Acct: 180121167365
Ref: Ideal Power Converter/MDB
Attn: Georgina Thomas (213-615-6001)

You must send the completed and executed signature pages to this Securities Purchase Agreement, the Registration Rights Agreement, the Security Agreement, the Escrow Agreement, the completed Purchaser Information (Section 6 of this Securities Purchase Agreement) and the Spousal Consent to the following escrow holder, preferably by fax or e-mail:

Georgina Thomas
Assistant Vice President
U.S. Bank Corporate Trust Services
633 West 5th Street, 24th Floor
Los Angeles, CA 90071
Ph.  (213) 615-6001
Fax (213) 615-6199
Georgina.thomas@usabank.com

    The Company may choose not to accept all or some of any investor’s subscription for any reason (regardless of whether any check or wire transfer relating to this subscription is deposited in a bank or trust account).  The Company will send to you a fully executed copy of the transaction documents if your subscription is accepted.  If you have any questions in completing the transaction documents, please contact Christopher Cobb at Christopher.Cobb@idealpowerconverters.com.

IDEAL POWER CONVERTERS, INC.
SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (the “Agreement”) is entered into by and between IDEAL POWER CONVERTERS, INC., a Texas corporation (the “Company”), and the undersigned purchasers (each, a “Purchaser”, and collectively, the “Purchasers”) as of the latest date set forth on the signature page hereto.

NOW, THEREFORE, in consideration of the mutual covenants and other agreements contained in this Agreement the Company and the Purchasers hereby agree as follows:

1. Purchase of Securities and Matters Related Thereto.  (Capitalized terms used below and not otherwise defined are defined in Section 2 of the Agreement.)

(a) Subject to the terms and conditions of this Agreement, the undersigned Purchaser hereby subscribes for (i) a senior secured convertible promissory note in the form attached as Exhibit C (“Note”), and (ii) a warrant for the purchase of shares of the Company's common stock, $0.001 par value (the "Common Stock") in the form attached as Exhibit D (“Warrant”) (sometimes the Note and the Warrant are collectively referred to as the “Securities”).  The total amount to be paid for the Securities shall be the amount (if any) accepted by the Company in connection with this investment, which may be less than or equal to the amount indicated by the undersigned Purchaser on the signature page hereto (the “Subscription Amount”).  The offering, purchase and sale of the Securities is referred to herein as the “Offering.”

(b) If, prior to the Calendar Due Date, the Company closes a firm commitment underwritten initial public offering ("IPO") of its Common Stock that raises at least $10 million (the "IPO Financing"), the principal amount of the Note and all accrued but unpaid interest as well as any other amounts payable under the Note will be repaid with shares of the Company's Common Stock in accordance with the terms of the Note.  The conversion price will be equal to the lower of 0.70 times the IPO Price or $1.46 per share.  Prior to the Calendar Due Date or a conversion in the event of an IPO financing, each Purchaser will also have the right, but not the obligation, in accordance with the terms set forth in the Note, to convert the Note into shares of the Company's Common Stock, including for the purpose of participating in any other financing undertaken by the Company prior to the Calendar Due Date (so long as such financing is for capital-raising purposes) or in the event of a Change of Control, as defined in the Note.  In the event of a conversion as a result of a Change of Control, the conversion price will be equal to the lower of 0.70 times the per share consideration paid for the Change of Control transaction or $1.46 per share.  In the event of a conversion related to a financing, the Note shall be converted into that number of shares of Common Stock determined by dividing (x) the Principal Amount and all accrued interest by (y) the lower of (i) $1.46 or (ii) 0.70 times the per share consideration paid in the most recent Private Equity Financing to occur prior to the Holder's election (as appropriately adjusted to reflect stock dividends, stock splits, combinations, recapitalizations and the like).  With the permission of the Purchaser, the Company may pre-pay the Note prior to an IPO, a Change of Control or the Calendar Due Date with U.S. dollars.  In that case, the payment will equal 110% of the principal amount of the Note.

(c) The Purchasers will be granted a first priority senior security interest in and to the assets of the Company, including its intellectual property, pursuant to the terms of a Security Agreement, a form of which is attached hereto as Exhibit E (“Security Agreement”).  On August 31, 2012 the Company raised a total of $750,000 through the sale of senior secured promissory notes (the "August 2012 Notes").  The Purchasers will have security interests identical to those of the holders of the August 2012 Notes.

(d) The Texas Emerging Technology Fund, which held a senior security interest in the Company's assets, has subordinated its interest to the interests of the Purchasers in accordance with the Subordination Agreement in the form attached hereto as Exhibit F (“Subordination Agreement”).

(e) The Warrant has a term of seven years.  The number of shares of Common Stock issuable upon exercise of the Warrant and the exercise price shall be determined as follows: (i) in the event of an IPO, one-half the principal amount of the Note divided by the lower of 0.70 of the IPO Price or $1.46 will determine the number of shares covered by the Warrant while the per-share exercise price will be equal to the lower of 0.70 times the IPO Price or $1.46; or (ii) in the event that, prior to the Calendar Due Date, the Company does not complete an IPO but, instead, completes a Private Equity Financing, one-half the principal amount of the Note divided by the lower of 0.70 of the Private Equity Financing Price or $1.46 will determine the number of shares covered by the Warrant, with a per-share exercise price equal to the lower of 0.70 times the Private Equity Financing Price or $1.46 provided, however, that (A) if the Company undertakes first, a Private Equity Financing and secondly, an IPO prior to the Calendar Due Date and (B) the Private Equity Financing Price is higher than the IPO Price, then the number of shares of Common Stock covered by the Warrant and the per share exercise price will be adjusted to equal the number of shares of Common Stock and the exercise price calculated in accordance with subsection (i) above.  If the Company does not complete either a Private Equity Financing or an IPO prior to the Calendar Due Date, then the number of Shares covered by the Warrant will equal one-half the principal amount of the Note divided by $1.46, and the exercise price will be $1.46 per share.  The Warrant also includes a cashless exercise provision.

(f) The Purchasers will have certain registration rights relating to the Common Stock underlying the Securities, which rights are set forth in the Registration Rights Agreement, a form of which is attached hereto as Exhibit G (“Registration Rights Agreement”).

(g) The Purchasers and their permitted transferees and assignees shall be subject to a 180 day lockup following the IPO as set forth in Section 8 of this Agreement.  Officers, directors, employees and owners of 5% or more of the Company's Common Stock will be locked up for the greater of 12 months (i) following the IPO and (ii) 12 months after shares of the Company's Common Stock are listed for trading on NASDAQ or a national securities exchange.

(h) This is the second offering of senior secured convertible promissory notes by the Company.  By executing this Purchase Agreement and the other Transaction Documents and by accepting the Note, the Holder acknowledges the sale of the August 2012 Notes.

(i)           MDB Capital Group, LLC has been retained by the Company as the sole placement agent for the Offering (the “Placement Agent”).

The foregoing description of the Note, the Warrant, the Security Agreement and the Subordination Agreement are qualified in their entirety by the terms of those agreements.

2. Certain Definitions.  For purposes of this Agreement and the agreements referenced herein, the following terms shall have the respective definitions set forth below:

(a) “Calendar Due Date” shall be a date that is 12 months from the Closing Date of this Offering.

(b) “Change of Control” means any liquidation, dissolution or winding up of the Company, either voluntary or involuntary, and shall be deemed to be occasioned by, or to include, (i) the acquisition of the Company by another entity by means of any transaction or series of related transactions (including, without limitation, any stock acquisition, reorganization, merger or consolidation) unless the Company’s shareholders of record as constituted immediately prior to such acquisition or sale will, immediately after such acquisition or sale (by virtue of securities issued as consideration for the Company’s acquisition or sale or otherwise) hold at least a majority of the voting power of the surviving or acquiring entity, or its direct or indirect parent entity (except that any bona fide equity or debt financing transaction for capital raising purposes shall not be deemed a Change of Control for this purpose) or (ii) a sale, exclusive license or other disposition of all or substantially all of the assets of the Company, including a sale, exclusive license or other disposition of all or substantially all of the assets of the Company’s subsidiaries, if such assets constitute substantially all of the assets of the Company and such subsidiaries taken as a whole.

(c) “IPO Price” means the price per share of the Company's Common Stock offered to public investors in an IPO, without regard to any underwriting discount or expense (as appropriately adjusted to reflect stock dividends, stock splits, combinations, recapitalizations and the like with respect to the Company’s capital stock after the date hereof).

(d)  “Private Equity Financing” means a privately marketed equity financing resulting in gross proceeds in excess of $250,000 which closes before the Calendar Due Date; provided, however, that none of the following issuances of securities shall constitute a “Private Equity Financing”: (i) this Offering and any subsequent offerings of senior secured convertible promissory notes or any other debt offering; (ii) securities issued without consideration in connection with any stock or unit split of, or stock or unit dividend on, the Company’s Common Stock; (iii) securities issued to the Company’s employees, officers, directors, consultants, advisors or service providers pursuant to any plan, agreement or similar arrangement unanimously approved by the Company’s board of directors; (iv) securities issued to banks or equipment lessors; (v) securities issued in connection with sponsored research, collaboration, technology license, development, original equipment manufacturing (OEM), marketing or other similar agreements or strategic partnerships; (vi) securities issued in connection with a bona fide business acquisition of or by the Company (whether by merger, consolidation, sale of assets, sale or exchange of stock or otherwise); (vii) the Investment Unit dated October 1, 2010, issued by the Company to the Office of the Governor Economic Development and Tourism, and any securities relating to the conversion or exercise thereof; or (viii) any right, option or warrant to acquire any security convertible into or exercisable for the securities listed in clauses (i) through (vii) above.

(e) “Private Equity Financing Price” means the price per share paid by investors in a Private Equity Financing.

3. Closing.

(a) On or prior to the applicable Closing Date (as defined below), the Purchaser shall deliver or cause to be delivered to the Escrow Holder the following in accordance with the subscription procedures described in Section 2(b) below:

(i) a completed and duly executed signature page of this Agreement;

(ii) the completed Purchaser Information included on pages 14 and 15 of this Agreement;

(iii) a spousal consent substantially in the form of Exhibit B, attached hereto (the “Spousal Consent”); and

(iv) duly executed signature pages of the Registration Rights Agreement, the Security Agreement and the Escrow Agreement.

(b)           The Purchaser shall deliver or cause to be delivered, preferably by fax or e-mail, the closing deliveries described above to the Escrow Holder at the following address:

Georgina Thomas
Assistant Vice President
U.S. Bank Corporate Trust Services
633 West 5th Street, 24th Floor
Los Angeles, CA 90071
Ph.  (213) 615-6001
Fax (213) 615-6199
Georgina.thomas@usabank.com

Immediately following receipt of the deliverables from all of the Purchasers and acceptance by the Company in accordance with subsection (c) below, wire instructions will be forwarded to the Purchaser and the Purchaser shall be obligated to deliver funds no later than three business days thereafter.

(c)           This Agreement sets forth various representations, warranties, covenants and agreements of the Company and of the Purchaser, as the case may be, all of which shall be deemed made, and shall be effective without further action by the Company and the Purchaser, immediately upon the Company’s acceptance of the Purchaser’s subscription and shall thereupon be binding upon the Company and the Purchaser.  Acceptance shall be evidenced only by execution of this Agreement by the Company on its signature page attached hereto and the Company shall have no obligation hereunder to the Purchaser until a fully executed copy of this Agreement shall have been delivered to the Purchaser.  Upon the Company's acceptance of the Purchaser's subscription and receipt of the Subscription Amount, on the applicable Closing Date the Placement Agent shall deliver to the Purchaser a duly executed copy of each of the Agreement, the Note, the Warrant, the Registration Rights Agreement, the Security Agreement and the Escrow Agreement.

(d)           The purchase and sale of the Securities shall be consummated on or before [__________], 2012 (the “Initial Closing Date”); provided, however, that the Company reserves the right to extend the Offering for up to an additional 30 days beyond the Initial Closing Date (the “Final Closing Date” and together with the Initial Closing Date, the “Closing Date” or the “Closing Dates”, depending on the context used).

4. Company Representations and Warranties.  The Company hereby represents and warrants that, as of the Closing Date applicable to the Purchaser:

(a) Organization and Business.  The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas and has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted.  The Company has no direct or indirect subsidiaries.  The Company is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which its ownership or use of property or the nature of the business conducted by it makes such qualification necessary except where the failure to be so qualified or in good standing would not have a Material Adverse Effect.  As used in this Agreement, the term “Material Adverse Effect” means any material adverse effect on the business, operations, assets (including intangible assets), liabilities (actual or contingent), financial condition, or prospects of the Company, if any, taken as a whole, or on the transactions contemplated hereby or by the Transaction Documents (as defined below).  Information about the Company’s business is included on Exhibit A to this Agreement (the “Company Information”).

(b) Capitalization.

(i) The Company has two classes of authorized capital stock consisting of 5,000,000 shares of Common Stock and 275,000 shares of Preferred Stock, of which 3,514,762 shares of Common Stock are issued and outstanding and no shares of Preferred Stock are issued and outstanding.  Schedule 4(b)(i) includes a detailed schedule of the Company's capitalization as of the date of this Agreement.

(ii) Except as set forth on Schedule 4(b)(ii) to this Agreement: (A) there are no outstanding options, warrants, scrip, rights to subscribe for, puts, calls, rights of first refusal, agreements, understandings, claims or other commitments or rights of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, any capital stock of the Company, or arrangements by which the Company is or may become bound to issue additional capital stock, (B) there are no agreements or arrangements under which the Company is obligated to register the sale of any of its or their securities under the Securities Act of 1933, as amended (the “Securities Act”) and (C) there are no anti-dilution or price adjustment provisions contained in any security issued by the Company (or in any agreement providing rights to security holders) that will be triggered by the issuance of the Securities.

(iii) No shares of capital stock of the Company are subject to preemptive rights or any other similar rights of anyone or any mortgage, lien, title claim, assignment, encumbrance, security interest, adverse claim, contract of sale, restriction on use or transfer (other than restrictions on transfer under applicable state and federal securities laws or “blue sky” or other similar laws (collectively, the “Securities Laws”)) or other defect of title of any kind (each, a “Lien”) imposed through the actions or failure to act of the Company.

(c) Authorization; Enforceability.  All corporate action on the part of the Company, its officers, directors and shareholders necessary for the authorization, execution and delivery of the Transaction Documents (as defined in subsection (f) below), the performance of all obligations of the Company under the Transaction Documents, and the authorization, issuance, sale and delivery of the Securities has been taken, and each Transaction Document constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights and general principles of equity that restrict the availability of equitable or legal remedies.

(d) Valid Issuance.  The Securities being acquired by the Purchasers hereunder, when issued, sold and delivered in accordance with the terms of this Agreement for the consideration expressed herein, will be duly and validly issued, fully paid, and non-assessable, and will be free of Liens other than restrictions on transfer under this Agreement.

(e) Litigation.  There is no action, suit, proceeding or investigation pending or, to the Company’s knowledge, currently threatened against the Company.  The Company is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality.  There is no action, suit, proceeding or investigation by the Company currently pending or that the Company intends to initiate.

(f) No Conflict.  The execution, delivery and performance of this Agreement, the Security Agreement, the Note, the Warrant, the Registration Rights Agreement, the Escrow Agreement, and the other agreements entered into by the Company in connection with the Offering, and including the Subordination Agreement entered into in conjunction with the offer of the August 2012 Notes (the “Transaction Documents”) and the consummation by the Company of the transactions contemplated hereby and thereby will not: (i) conflict with or result in a violation of any provision of the charter or by-laws of the Company or (ii) violate or conflict with, or result in a breach of any provision of, or constitute a default (or an event which with notice or lapse of time or both could become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture, patent, patent license or instrument to which the Company is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and regulations of any self-regulatory organizations to which the Company or its securities are subject) applicable to the Company or by which any property or asset of the Company is bound or affected.  The Company is not in violation of its charter, bylaws, or other organizational documents.  The business of the Company is not being conducted in violation of any law, rule, ordinance or regulation of any governmental entity, except for possible violations which would not, individually or in the aggregate, have a Material Adverse Effect.  Except for filings pursuant to Regulation D of the Securities Act, and applicable state securities laws, which have been made or will be made by the Company in the required time thereunder, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court, governmental agency, regulatory agency, self-regulatory organization or stock market or any third party in order for it to execute, deliver or perform any of its obligations under this Agreement or any Transaction Document in accordance with the terms hereof or thereof or to issue and sell the Securities in accordance with the terms hereof.

(g) Intellectual Property.  Other than inventions of the Company whose patent applications have yet to be filed (the “Confidential IP”), Schedule 4(g) to this Agreement sets forth a complete and accurate listing of all of the Company’s patents and patent applications (“Patents”).  At the Purchaser’s request the Company shall make available to the Purchaser prior to the applicable Closing Date a schedule of Confidential IP, provided that the Purchaser execute and deliver a non-disclosure agreement relating to the Confidential IP that is reasonably acceptable to the Company.  The Company owns valid title, free and clear of any Liens, or possesses the requisite valid and current licenses or rights, free and clear of any Liens, to use all Patents in connection with the conduct of its business as now operated, and to the best of the Company’s knowledge, as presently contemplated to be operated in the future.  There is no claim or action by any person pertaining to, or proceeding pending, or to the Company’s knowledge threatened, which challenges the right of the Company with respect to any Patents necessary to enable it to conduct its business as now operated, and to the Company’s knowledge, as presently contemplated to be operated in the future.  To the Company’s knowledge, the Company’s current and intended products, services and processes do not infringe on any Intellectual Property or other rights held by any person, and the Company is unaware of any facts or circumstances which might give rise to any of the foregoing.  The Company has not received any notice of infringement of, or conflict with, the asserted rights of others with respect to the Patents.  It will not be necessary to use any inventions of any of its employees or consultants (or persons it currently intends to hire) made prior to their employment by the Company.  Each employee and consultant of the Company has assigned to the Company all intellectual property rights he or she owns that are related to the Company’s business as now conducted and as presently proposed to be conducted.

(h) Management.  As of the date of this Agreement, the Company's Board of Directors consists of five members, namely, Christopher Cobb, Bill Alexander, Dr. David Breed, Hamo Hacopian and Charles De Tarr, and the Company has the following officers:

Paul Bundschuh	Chief Executive Officer
Christopher Cobb	President and Chief Operating Officer
Charles De Tarr	Chief Financial Officer, Secretary
Bill Alexander	Chief Technology Officer

Prior to an offering of the Common Stock to the public, the Company intends to enter into a formal employment agreement with the Chief Executive Officer.

(i)           Financial Statements.  Schedule 4(i) to this Agreement includes a true and complete copy of (A) the audited financial statements for 2011, 2010 and 2009 and (B) un-audited balance sheet as of June 30, 2012 and the un-audited income statement for the six month period ended June, 2012. (the "Income Statements" and collectively with the Balance Sheet, the "Financial Statements").  The Financial Statements fairly present the financial condition and operating results of the Company as of the dates, and for the periods, indicated therein, subject to normal year-end audit adjustments.  Except as set forth in the Financial Statements, the Company has no material liabilities or obligations, contingent or otherwise, other than liabilities incurred in connection with the consummation of the transactions contemplated under the Offering, an estimate of which is set forth on Schedule 4(i), and those incurred in the ordinary course of business subsequent to June 30, 2012.  Since June 30, 2012, nothing has occurred which would have a Material Adverse Effect.

(j)           Financial Information and Projections.  Any financial estimates and projections in the Company Information and/or Budget have been prepared by management of the Company and are the most current financial estimates and projections available by the Company.  Although the Company does not warrant that the results contained in such projections will be achieved, to the best of the Company’s knowledge and belief, such projections are reasonable estimations of future financial performance of the Company and its expected financial position, results of operations, and cash flows for the projection period (subject to the uncertainty and approximation inherent in any projection).  At the time they were made, all of the material assumptions upon which the projections are based were, to the best of the Company’s knowledge and belief, reasonable and appropriate.  Nothing in this Section 4(j) is intended to modify or amend in any way the representations and warranties of Purchaser in Section 5.

(k)           Tax Matters.  The Company has made or filed all federal, state and foreign income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject and has paid all taxes and other governmental assessments and charges, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and has set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply.  All such tax returns and reports filed on behalf of the Company were complete and correct and were prepared in good faith without willful misrepresentation.  There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.  The Company has not executed a waiver with respect to the statute of limitations relating to the assessment or collection of any foreign, federal, state or local tax.  The Company has not received notice that any of its tax returns is presently being audited by any taxing authority.

(l)           Certain Transactions.  Except as set forth on Schedule 4(l) to this Agreement, there are no loans, leases, royalty agreements or other transactions between: (i) the Company or any of its respective customers or suppliers, and (ii) any officer, employee, consultant or director of the Company or any person owning 5% or more of the ownership interests of the Company or any member of the immediate family of such officer, employee, consultant, director, shareholder or owner or any corporation or other entity controlled by such officer, employee, consultant, director, shareholder or owner, or a member of the immediate family of such officer, employee, consultant, director, shareholder or owner.

(m)           Material Agreements.  Except as disclosed on Schedule 4(m) to this Agreement (each contract, agreement, commitment or understanding disclosed on Schedule 4(m) being hereinafter referred to as a "Material Agreement") or as contemplated by this Agreement or any Transaction Document, there are no agreements, understandings, commitments, instruments, contracts, employment agreements, proposed transactions or judgments to which the Company is a party or by which it is bound which may involve obligations (contingent or otherwise), or a related series of obligations (contingent or otherwise), of or to, or payments, or a related series of payments, by or to the Company in excess of $10,000 in any one year.  All Material Agreements are in full force and effect and constitute legal, valid and binding obligations of the Company, and to the Company's knowledge, the other parties thereto, and are enforceable in accordance with their respective terms.  Neither the Company nor any person is in default under the terms of any Material Agreement, and no circumstance exists that would, with the giving of notice or the passage of time, constitute a default under any Material Agreement.

(n)           Title to Assets.  The Company has good and marketable title to all real and personal property owned by it that is material to the business of the Company, in each case free and clear of all liens and encumbrances, except those, if any, included on Schedule 4(n) or incurred in the ordinary course of business consistent with past practice.  Any real property and facilities held under lease by the Company are held by it under valid, subsisting and enforceable leases (subject to laws of general application relating to bankruptcy, insolvency, reorganization, or other similar laws affecting creditors' rights generally and other equitable remedies) with which the Company is in compliance in all material respects.

(o)           Subsidiaries; Joint Ventures.  Except for the subsidiaries described in Schedule 4(o), the Company has no subsidiaries and (i) does not otherwise own or control, directly or indirectly, any other Person and (ii) does not hold equity interests, directly or indirectly, in any other Person.  Except as described in Schedule 4(o), the Company is not a participant in any joint venture, partnership, or similar arrangement material to its business.  "Person" means an individual, entity, partnership, limited liability company, corporation, association, trust, joint venture, unincorporated organization, and any government, governmental department or agency or political subdivision thereof.

(p)           No General Solicitation. Neither the Company nor any person participating on the Company’s behalf in the transactions contemplated hereby has conducted any “general solicitation,” as such term is defined in Regulation D promulgated under the Securities Act, with respect to any securities offered in the Offering.

(q)           No Integrated Offering.  Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales in any security or solicited any offers to buy any security under circumstances that would require registration under the Securities Act of the issuance of the Securities.  The issuance of the Securities will not be integrated (as defined in Rule 502 of the Securities Act) with any other issuance of the Company’s securities (past, current or future) that would require registration under the Securities Act of the issuance of the Securities.  The offering of the August 2012 Notes may be integrated with this Offering, but such integration would not require registration under the Securities Act.

(r)           No Brokers.  The Company has taken no action which would give rise to any claim by any person for brokerage commissions, transaction fees or similar payments relating to this Agreement or the transactions contemplated hereby, other than to the Placement Agent, whose fee is described in Section 5(g).

(s)           Offering.  Subject to the accuracy of the Purchaser’s representations and warranties in Section 5 of this Agreement, and the accuracy of other purchasers’ representations and warranties in their respective Securities Purchase Agreements, the offer, sale and issuance of the Securities in the Offering, constitute transactions exempt from the registration requirements of Section 5 of the Securities Act and from the registration or qualification requirements of applicable state securities laws, and neither the Company nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemption.

(t)           Risks Related to the Company and the Offering.  An investment in the Securities involves a high degree of risk and uncertainty.  Schedule 4(t) includes information about the material risks faced by the Company, however, they may not be the only risks.  Additional unknown risks or risks that the Company currently considers to be immaterial may also impair the Company's business operations.  If any of the events or circumstances described in Schedule 4(t) actually occurs, the Company's business, financial condition or results of operations could suffer.

5. Purchaser Acknowledgements and Representations.  In connection with the purchase of the Securities, Purchaser represents and warrants as of the Closing Date applicable to the Purchaser and/or acknowledges, to the Company, the following:

(a) Acceptance.  The Company may accept or reject this Agreement and the number of Securities subscribed for hereunder, in whole or in part, in its sole and absolute discretion.  The Company has no obligation to issue any of the Securities to any person who is a resident of a jurisdiction in which the issuance of the Securities would constitute a violation of the Securities Laws.

(b) Irrevocability.  This Agreement is and shall be irrevocable, except that the Purchaser shall have no obligations hereunder to the extent that this Agreement is rejected by the Company.

(c) Binding.  This Agreement and the rights, powers and duties set forth herein shall be binding upon the Purchaser, the Purchaser's heirs, estate, legal representatives, successors and assigns and shall inure to the benefit of the Company, its successors and assigns.

(d) No Governmental Review.  No federal or state agency has made any finding or determination as to the fairness of the Offering for investment, or any recommendation or endorsement of the Securities.

(e) No Preemptive or Voting Rights.  Unless and until the entire Principal Amount or a portion of it is converted into Common Stock or the Warrant exercised and the Common Stock issued, the Purchaser is not entitled to voting rights.  The Securities do not entitle the Purchaser to preemptive rights.

(f) Professional Advice; Investment Experience.  The Company has made available to the Purchaser, or to the Purchaser's attorney, accountant or representative, all documents that the Purchaser has requested, and the Purchaser has requested all documents and other information that the Purchaser has deemed necessary to consider respecting an investment in the Company.  The Company has provided answers to all questions concerning the Offering and an investment in the Company.  The Purchaser has carefully considered and has, to the extent the Purchaser believes necessary, discussed with the Purchaser's professional technical, legal, tax and financial advisers and his/her/its representative (if any) the suitability of an investment in the Company for the Purchaser's particular tax and financial situation.  All information the Purchaser has provided to the Company concerning the Purchaser and the Purchaser's financial position is, to Purchaser’s knowledge, correct and complete as of the date set forth below, and if there should be any material adverse change in such information prior to the acceptance of this Agreement by the Company, the Purchaser will immediately provide such information to the Company.  The Purchaser has such knowledge, skill, and experience in technical, business, financial, and investment matters so that he/she/it is capable of evaluating the merits and risks of an investment in the Securities.  To the extent necessary, the Purchaser has retained, at his/her/its own expense, and relied upon, appropriate professional advice regarding the technical, investment, tax, and legal merits and consequences of this Agreement and owning the Securities.  The Purchaser acknowledges and understands that the proceeds from the sale of the Securities will be used as described in Section 7(b).

(g) Brokers and Finders; Placement Agent Services.  Schedule 5(g) includes information regarding the compensation to be paid to the Placement Agent for various services rendered or to be rendered to the Company.

(h) Investment Purpose.  Purchaser is purchasing the Securities for investment for his, her or its own account only and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the Securities Act in violation of such act.  Purchaser further represents that he/she/it does not presently have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Securities.  If the Purchaser is an entity, the Purchaser represents that it has not been formed for the specific purpose of acquiring the Securities.  Purchaser acknowledges that an investment in the Securities is a high-risk, speculative investment.

(i) Reliance on Exemptions.  Purchaser understands that the Securities are being offered and sold to it in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Purchaser’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of the Purchaser to acquire the Securities.

(j) Restricted Securities.  Purchaser understands that the Securities are “restricted securities” under applicable Securities Laws and that, pursuant to these laws, Purchaser must hold the Securities indefinitely unless they are registered with the Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available.  Purchaser acknowledges that the Company has no obligation to register or qualify the Securities for resale, except as provided in Section 11 herein.  Purchaser further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Securities, and requirements relating to the Company which are outside of the Purchaser's control, and which the Company is under no obligation and may not be able to satisfy.

(k) Professional Advice.  The Company has not received from its legal counsel, accountants or professional advisors any independent valuation of the Company or any of its equity securities, or any opinion as to the fairness of the terms of the Offering or the adequacy of disclosure of materials pertaining to the Company or the Offering.

(l) Risk of Loss.  The Purchaser has adequate net worth and means of providing for his/her/its current needs and personal contingencies to sustain a complete loss of the investment in the Company at the time of investment, and the Purchaser has no need for liquidity in the investment in the Securities.  The Purchaser understands that an investment in the Securities is highly risky and that he/she/it could suffer a complete loss of his/her/its investment.

(m) Information.  The Purchaser understands that any plans, estimates and projections, provided by or on behalf of the Company, involve significant elements of subjective judgment and analysis that may or may not be correct; that there can be no assurance that such plans, projections or goals will be attained; and that any such plans, projections and estimates should not be relied upon as a promise or representation of the future performance of the Company.  The Purchaser acknowledges that neither the Company, the Placement Agent nor anyone acting on the Company’s behalf makes any representation or warranty, express or implied, as to the accuracy or correctness of any such plans, estimates and projections, and there are no assurances that such plans, estimates and projections will be achieved.  The Purchaser understands that the Company’s technology and products are new, and not all of the technology and/or products may be tested and commercialized, and that there is no guarantee that the technology and products will be commercially successful.  The Purchaser understands that all of the risks associated with the technology are not now known.  Before investing in the Offering, the Purchaser has been given the opportunity to ask questions of the Company about the technology and the Company’s business and the Purchaser has received answers to those questions.

(n) Authorization; Enforcement.  Each Transaction Document to which a Purchaser is a party: (i) has been duly and validly authorized, (ii) has been duly executed and delivered on behalf of the Purchaser, and (iii) will constitute, upon execution and delivery by the Purchaser thereof and the Company, the valid and binding agreements of the Purchaser enforceable in accordance with their terms, except to the extent limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights and general principles of equity that restrict the availability of equitable or legal remedies.

(o) Residency.  If the Purchaser is an individual, then Purchaser resides in the state or province identified in the address of such Purchaser set forth in Section 6; if the Purchaser is a partnership, corporation, limited liability company or other entity, then the office or offices of the Purchaser in which its principal place of business is identified in the address or addresses of the Purchaser set forth in Section 6.

(p) Communication of Offer. The Purchaser was contacted by either the Company or the Placement Agent with respect to a potential investment in the Securities.  The Purchaser is not purchasing the Securities as a result of any “general solicitation” or “general advertising,” as such terms are defined in Regulation D of the Securities Act, which includes, but is not limited to, any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or on the internet or broadcast over television, radio or the internet or presented at any seminar or any other general solicitation or general advertisement.

(q) No Conflicts.  The execution, delivery and performance by the Purchaser of this Agreement and the consummation by the Purchaser of the transactions contemplated hereby will not (i) result in a violation of the organizational documents of the Purchaser (if the Purchaser is an entity), (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Purchaser is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to the Purchaser.

(r) Organization.  If the Purchaser is an entity, it is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite corporate or partnership power and authority to enter into and to consummate the transactions contemplated by the applicable Transaction Documents and otherwise to carry out its obligations hereunder and thereunder.  If the Purchaser is an entity, the execution, delivery and performance by the Purchaser of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate or, if the Purchaser is not a corporation, such partnership, limited liability company or other applicable like action, on the part of the Purchaser.

(s) No Other Representations.  Other than the representations and warranties contained herein, the Purchaser has not received and is not relying on any representation, warranties or assurances as to the Company, its business or its prospects from the Company or any other person or entity.

[Remainder of Page Intentionally Blank; Agreement Continues on Following Page]

6. Purchaser Information.

(a) Status as an Accredited Investor.  By initialing the appropriate space(s) below, the Purchaser represents and warrants that he/she/it is an “Accredited Investor” within the meaning of Regulation D of the Securities Act.

☐ a.	A director, executive officer or general partner of Company.
☐ b.
A natural person whose individual net worth or joint net worth with spouse at time of purchase exceeds $1,000,000.  (In calculation of net worth, you may include equity in personal property and real estate (excluding your principal residence), cash, short term investments, stocks and securities.  Equity in personal property and real estate should be based on the fair market value of such property less debt secured by such property.)

☐ c.
A natural person who had an individual income in excess of $200,000 in each of two most recent years or joint income with spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching same level of income in current year.

☐ d.
A corporation, limited liability company, partnership, tax-exempt organization (under Section 501(c)(3) of Internal Revenue Code of 1986, as amended) or Massachusetts or similar business trust (i) not formed for specific purpose of acquiring Common Stock and (ii) having total assets in excess of $5,000,000.

☐ e.
An entity which falls within one of following categories of institutional accredited investors, set forth in 501(a) of Regulation D under Securities Act [if you have marked this category, also mark which of following items describes you:]

☐ 1.
A bank as defined in Section 3(a)(2) of Securities Act, or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of Securities Act whether acting in its individual or a fiduciary capacity.

	☐ 2.	A broker/dealer registered pursuant to Section 15 of Securities Exchange Act of 1934.
	☐ 3.	An insurance company as defined in Section 2(13) of Securities Act.
	☐ 4.	An investment company registered under Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that act.
	☐ 5.	A Small Business Investment Company licensed by U.S. Small Business Administration under Section 301(c) or (d) of Small Business Investment Act of 1958.
☐ 6.
Any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions for benefit of its employees, if such plan has total assets in excess of $5,000,000.

	☐ 7.	Any private business development company as defined in Section 202(a)(22) of Investment Advisers Act of 1940.
☐ 8.
An employee benefit plan within meaning of Employee Retirement Income Security Act of 1974, if investment decision is made by a plan fiduciary, as defined in Section 3(21) of such act, which is either a bank, savings and loan association, insurance company or registered investment adviser, or if employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors.

☐ 9.
A trust, with total assets in excess of $5,000,000, not formed for specific purpose of acquiring Class A Common Stock offered, whose purchase is directed by sophisticated person as described in Rule 506(b)(2)(ii) of Regulation D.

☐ f.	An entity in which all equity owners are accredited investors as described above.

PURCHASER MUST INDICATE THE APPLICABLE CATEGORY OR CATEGORIES BY INITIALING EACH APPLICABLE SPACE ABOVE; IF JOINT INVESTORS, BOTH PARTIES MUST INITIAL.

(b) Subscription Information.  Please complete the following information.

Requested Subscription Amount: $_______________
(subject to Company acceptance)

Name of Purchaser as it is to appear on the Senior Secured Convertible Promissory Note and Warrant

Indicate ownership as:

____ (a)                      Individual
____ (b)                      Community Property
____ (c)                      Joint Tenants with Right of Survivorship                                                                           ) All parties
____ (d)                      Tenants in Common                                                                           ) must sign
____ (e)                      Corporate
____ (f)                      Partnership
____ (g)                      Trust

____________________________________ Address of Residence (or Business, if not an individual)	__________________________________ Address for Sending Notices (if different)
__________________________________ City, State and Zip Code	__________________________________ City, State and Zip Code
__________________________________ Telephone	__________________________________ Telephone
__________________________________ State of Residence (or State of Organization, if an entity)	__________________________________ State of Residence (or State of Organization, if an entity)
__________________________________ SSN/TIN	__________________________________ SSN/TIN
__________________________________ E-mail	__________________________________ E-mail
 [Remainder of Page Intentionally Left Blank; Agreement Continues on Following Page]

7. Covenants.

(a)           In addition to the other agreements and covenants set forth herein, as long as a Note (or any August 2012 Note) is outstanding, without the consent of a majority in interest of the Purchasers (including the Purchasers of the August 2012 Notes), the Company will not, and will not permit any of its subsidiaries to, directly or indirectly, to undertake the following:

(i)           The Company will not enter into any equity line of credit or similar agreement, nor issue nor agree to issue any floating or Variable Rate Securities nor any of the foregoing or equity with price reset rights.  For purposes hereof, “Equity Line of Credit” shall include any transaction involving a written agreement between the Company and an investor or underwriter whereby the Company has the right to “put” its securities to the investor or underwriter over an agreed period of time and at an agreed price or price formula, and “Variable Rate Securities” shall include: (A) any debt or equity securities which are convertible into, exercisable or exchangeable for, or carry the right to receive additional shares of Common Stock or with a fixed conversion, exercise or exchange price that is subject to being reset at some future date at any time after the initial issuance of such debt or equity security, and (B) any amortizing convertible security which amortizes prior to its maturity date, where the Company is required or has the option to (or any investor in such transaction has the option to require the Company to) make such amortization payments in shares of Common Stock.

(ii)           The Company will not enter into an agreement to issue, nor will the Company issue, any equity, convertible debt or other securities convertible into Common Stock or other equity of the Company nor modify any of the foregoing which may be outstanding.

(iii)           The Company will not enter into any transaction that results in a merger, sale of assets or other corporate reorganization or acquisition; results in the distribution of a dividend or the repurchase of outstanding shares of Common Stock (except in accordance with the provisions of the Company's equity incentive plan); causes a liquidation proceeding or bankruptcy proceeding; results in a change to the Company's corporate status; or results in the incurrence of debt outside of normal trade debt.

(b)           In addition to the other agreements and covenants set forth herein, the Company agrees to the following:

(i)           Until the Notes (including the August 2012 Notes) are paid in full, the Company will not engage in any of the following without the consent of the Placement Agent: (i) change the size of the Board of Directors; (ii) purchase shares of the Company's Common Stock other than in accordance with the Company's equity incentive plan; (iii) engage in any transactions with affiliates; (iv) increase the number of authorized shares of Common Stock included in the Company's equity incentive plan; (v) make changes in senior management or the compensation of senior management; (vi) approve an annual budget; (vii) engage or dismiss its accountants; (viii) alter any provision of its Certificate of Incorporation, including increasing or decreasing the authorized number of shares of Common Stock or Preferred Stock.  For purposes of this subparagraph (i), the term "affiliates" refers to the officers, directors and holders of 10% or more of the Company's common stock.

(ii)           The Company will use the net proceeds from the Offering for the following purposes:

Use of Proceeds	(in thousands)
Payroll, payroll taxes and benefits	$1,795
Product testing and development	255
IP development	140
Working capital	240
Marketing and promotion (excluding pay)	163
Capital expenditures	90
Placement agent fees	325
General and administrative, other	242
Total Use of Proceeds	$3,250

The Company expects that the proceeds of the Offering will be sufficient to support its operations for approximately 12 months.

(iii)           The Company will retain the services of a PCAOB registered auditor prior to an IPO and such auditor will perform and complete the audits of the financial statements necessary to meet SEC filing and the listing requirements of NASDAQ or AMEX exchanges.

(iv)           The Company will have a capital structure acceptable to the Placement Agent and, as noted above, will cause the conversion of all promissory notes and preferred shares outstanding prior to this Offering (including securities owned by TETF) to Common Stock at the time of an IPO.  The promissory notes (with the exception of the August 2012 Notes) will convert at the IPO Price according to their terms and the TETF owned securities at the IPO Price less their contractual discount.  All rights attached shall be extinguished.  Existing warrant holders will continue to maintain the existing warrants under the terms of the warrant agreement as issued.

(v)           Within 90 days of the Closing Date, the Company's Board of Directors shall be composed of five members with three independent directors mutually acceptable to the Company and the Placement Agent.

(vi)           The Company and the Placement Agent will agree to an intellectual property strategy, which the Company will implement.

(vii)           The Company will institute an employee stock option or equity incentive plan acceptable to the Placement Agent.

(viii)           In addition to the shares of Common Stock that will be locked up in accordance with Section 8 below, the shares of Common Stock or securities convertible into or exercisable for shares of Common Stock which are held by (A) all officers, directors and employees of the Company, (B) 5% or greater holders as determined pursuant to Rule 13d-3 of the Securities Exchange Act of 1934, as amended, (C) merger participants, if any and (D) the Placement Agent and IP Development Company will be locked up until the later of (x) 12 months following the date of the final prospectus for the IPO and (y) the listing of the Company's Common Stock on an exchange, which may include a listing on any listing level of Nasdaq.

8.           Market Stand-Off; Purchaser Distribution.

(a)           Lock-Up.  In connection with the initial underwritten public offering by the Company of its equity securities pursuant to an effective registration statement filed under the Securities Act, Purchaser shall not, without the prior written consent of the Company’s managing underwriter, (i) lend, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (whether such shares or any such securities are then owned by the Purchaser or are thereafter acquired), or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of stock or such other securities, in cash or otherwise.  Such restriction (the “Market Stand-Off”) shall be in effect for such period of time following the date of the final prospectus for the offering as may be requested by the Company or such underwriters.  In no event, however, shall such period exceed 180 days or such longer period requested by the underwriters to comply with regulatory restrictions on the publication of research reports (including, without limitation, NASD Rule 2711).  In the event of the declaration of a stock dividend, a spin-off, a stock split, an adjustment in conversion ratio, a recapitalization or a similar transaction affecting the Company's outstanding securities without receipt of consideration, any new, substituted or additional securities that are by reason of such transaction distributed with respect to any Company Common Stock subject to the Market Stand-Off, or into which such Company Common Stock thereby becomes convertible, shall immediately be subject to the Market Stand-Off.  To enforce the Market Stand-Off, the Company may impose stop-transfer instructions with respect to the Securities until the end of the applicable stand-off period.  This Section 8(a) shall not apply to Securities registered in the public offering under the Securities Act, and the Purchaser shall be subject to this Section 8(a) only if the directors and officers of the Company are subject to the lockup arrangements included in Section 7(b)(viii) above.

(b)           Securities.  As used in this Section 8 and in Section 9, the term “securities” also refers to the purchased Securities, all securities received in conversion, exercise, or replacement thereof, or in connection with the Securities pursuant to stock dividends or splits, all securities received in replacement of the Securities in a recapitalization, merger, reorganization, exchange or the like, and all new, substituted or additional securities or other properties to which Purchaser is entitled by reason of Purchaser’s ownership of the Securities.

9.           Restrictive Legends and Stop-Transfer Orders.

(a)           Legends.  The certificate or certificates representing the Securities shall bear the following legends (as well as any legends required by applicable state corporate law and the Securities Laws):

(i)
THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF.  NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL (OR OTHER EVIDENCE) IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.

(ii)
THE SECURITIES REPRESENTED HEREBY MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF A SECURITIES PURCHASE AGREEMENT BETWEEN THE COMPANY AND THE SECURITY HOLDER DATED ____________, 2012, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.

(iii)	Any legend required to be placed thereon by any appropriate securities commissioner.

(b)           Stop-Transfer Notices.  The Purchaser agrees that, to ensure compliance with the restrictions referred to herein, the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

(c)           Refusal to Transfer.  The Company shall not be required (i) to transfer on its books any Securities that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or (ii) to treat as owner of such Securities or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Securities shall have been so transferred.

(d)           Removal of Legend.  The Securities held by Purchaser will no longer be subject to the legend referred to in Section 9(a)(ii) following the expiration or termination of the lock-up provisions of Section 8 (and of any agreement entered pursuant to Section 8).  After such time, and upon Purchaser's request, a new certificate or certificates representing the Securities shall be issued without the legend referred to in Section 9(a)(ii), and delivered to Purchaser.  The Company will bear any cost or expense related to removing the legend.

10.           Conditions to Closing.

(a)           Conditions to the Company’s Obligation to Sell.  The obligation of the Company hereunder to issue and sell the Securities to the Purchaser is subject to the satisfaction, at or before the applicable Closing Date of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion:

(i)           The Purchaser shall have complied with Section 3(a);

(ii)           The representations and warranties of the Purchaser shall be true and correct in all material respects; and

(iii)           No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement.

(b)           Conditions to Each Purchaser’s Obligation to Purchase.  The obligation of the Purchaser hereunder to purchase the Securities is subject to the satisfaction, at or before the applicable Closing Date of each of the following conditions, provided that these conditions are for the Purchaser’s sole benefit and may be waived by the Purchaser at any time in his/her/its sole discretion:

(i)           The Company shall have complied with Section 3(c);

(ii)           The representations and warranties of the Company shall be true and correct as of the applicable Closing Date, and the Company shall have performed, satisfied and complied with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the applicable Closing Date.  The Purchaser shall have received a certificate or certificates, executed by the Chief Executive Officer of the Company, dated as of the applicable Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by the Purchaser including, but not limited to, certificates with respect to the Company’s charter, by-laws and Board of Directors’ resolutions relating to the transactions contemplated hereby;

(iii)           No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement;

(iv)           No event shall have occurred which would reasonably be expected to have a Material Adverse Effect;

(v)           The Company shall have caused its legal counsel, Richardson & Patel LLP to deliver a legal opinion addressed to the Purchasers and to the Placement Agent with respect to the matters set forth on Exhibit H attached hereto; and

(vi)           The Company shall have provided such other documents as the Placement Agent may reasonably request, each in form and substance satisfactory to the Placement Agent.

11.           Public Company Status; Registration Rights.  The Company will use reasonable best efforts to become a publicly traded and publicly reporting company under both the Securities Act and the Securities Exchange Act of 1934 and the Purchaser shall have certain registration rights, all in accordance with the Registration Rights Agreement of even date herewith.

12.           Miscellaneous.

(a)           Governing Law.  This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of New York, without giving effect to principles of conflicts of law.

(b)           Entire Agreement; Enforcement of Rights.  This Agreement together with the exhibits and schedules attached hereto, set forth the entire agreement and understanding of the parties relating to the subject matter herein and supersedes any and all prior agreements or discussions between them, including any term sheet, letter of intent or other document executed by the parties prior to the date hereof relating to such subject matter.  No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, shall be effective unless in writing signed by the parties to this Agreement; provided, however, that the Purchaser acknowledges and agrees that the Placement Agent may, in its sole discretion acting by prior written consent on behalf of Purchaser, waive any covenant of the Company described in Section 7.  The failure by either party to enforce any rights under this Agreement shall not be construed as a waiver of any rights of such party.

(c)           Severability.  If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith.  If the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.

(d)           Construction.  This Agreement is the result of negotiations between and has been reviewed by each of the parties hereto and their respective counsel, if any; accordingly, this Agreement shall be deemed to be the product of all of the parties hereto, and no ambiguity shall be construed in favor of or against any one of the parties hereto.

(e)           Notices.  Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient when delivered personally (including two business days after deposit with a reputable overnight courier service, properly addressed to the party to receive the same) or sent by fax or 48 hours after being deposited in the U.S. mail, as certified or registered mail, with postage prepaid, and addressed to the party to be notified at such party's address or fax number as set forth herein or as subsequently modified by written notice.

(f)           Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

(g)           Successors and Assigns.  The rights and benefits of this Agreement shall inure to the benefit of, and be enforceable by the Company's successors and assigns.  The covenants and obligations of the Company hereunder shall inure to the benefit of, and be enforceable by the Purchaser against the Company, its successors and assigns, including any entity into which the Company is merged.  The rights and obligations of Purchasers under this Agreement may only be assigned with the prior written consent of the Company.

(h)           Third Party Beneficiary.  This Agreement is intended for the benefit of the undersigned parties and their respective permitted successors and assigns, and the Placement Agent, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

(i)           Further Assurances.  Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(j)           Expenses.  The Company shall pay all costs and expenses incurred by the Company and the Placement Agent with respect to the negotiation, execution, delivery and performance of the Agreement, including $25,000 in legal fees and expenses of counsel to the Placement Agent.

(k)           Survival.  The representations, warranties, covenants and agreements made herein shall survive the closing of the transaction contemplated hereby.  All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of the Company pursuant hereto in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by the Company hereunder solely as of the date of such certificate or instrument.  The representations, warranties, covenants and obligations of the Company, and the rights and remedies that may be exercised by the Purchaser, shall not be limited or otherwise affected by or as a result of any information furnished to, or any investigation made by or knowledge of, any of the Purchasers or any of their representatives.

(l)           Attorneys’ Fees.  In the event that any suit or action is instituted under or in relation to this Agreement, including without limitation to enforce any provision in this Agreement, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

(m)           Remedies.  All remedies afforded to any party by law or contract, shall be cumulative and not alternative and are in addition to all other rights and remedies a party may have, including any right to equitable relief and any right to sue for damages as a result of a breach of this Agreement.  Without limiting the foregoing, no exercise of a remedy shall be deemed an election excluding any other remedy.

(n)           Consent of Spouse.  If the Purchaser is married on the date of this Agreement, such Purchaser’s spouse shall execute and deliver to the Company the Spousal Consent, effective on the date hereof.  Notwithstanding the execution and delivery thereof, such consent shall not be deemed to confer or convey to the spouse any rights in such Purchaser’s Securities that do not otherwise exist by operation of law or the agreement of the parties.  If any Purchaser should marry or remarry subsequent to the date of this Agreement, such Purchaser shall within 30 days thereafter obtain his/her new spouse’s acknowledgement of and consent to the existence and binding effect of all restrictions contained in this Agreement by causing such spouse to execute and deliver a Consent of Spouse acknowledging the restrictions and obligations contained in this Agreement and agreeing and consenting to the same.

[Remainder of Page Intentionally Left Blank]

The Purchaser, by his or her signature below, or by that of its authorized representative, confirms that Purchaser has carefully reviewed and understands this Agreement.

IN WITNESS WHEREOF, the Purchaser has executed this Agreement as of October __, 2012.

PURCHASER (if individual): Signature Name (type or print)	PURCHASER (if entity): Name of Entity By:
Signature of Co-Signer (if any) Name of Co-Signer (type or print)	Name: Its:

AGREED AND ACCEPTED as of __________, 2012.

IDEAL POWER CONVERTERS, INC.

By: ___________________________________
      Paul Bundschuh
      Chief Executive Officer

Subscription Amount (as accepted by the Company):

$________________________

EXHIBIT A

COMPANY INFORMATION

[see attached]

EXHIBIT B

SPOUSAL CONSENT

I, ________________________________, spouse of ____________, have read and hereby approve the foregoing Agreement.  In consideration of the Company's granting my spouse the right to purchase the Securities as set forth in the Agreement, I hereby agree to be irrevocably bound by the Agreement and further agree that any community property or similar interest that I may have in the Securities shall be similarly bound by the Agreement.  I hereby appoint my spouse as my attorney-in-fact with respect to any amendment or exercise of any rights under the Agreement.

Spouse of ___________________________

OR

I hereby represent and warrant that I am unmarried as of the date of this Agreement.

Signature

EXHIBIT C

FORM OF NOTE

[see attached]

EXHIBIT D

FORM OF WARRANT

[see attached]

EXHIBIT E

SECURITY AGREEMENT

[see attached]

EXHIBIT F

SUBORDINATION AGREEMENT

[see attached]

EXHIBIT G

REGISTRATION RIGHTS AGREEMENT

[see attached]

EXHIBIT H

FORM OF LEGAL OPINIONS

1.      The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas and has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted.  The Company has no direct or indirect subsidiaries.  The Company is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which its ownership or use of property or the nature of the business conducted by it makes such qualification necessary except where the failure to be so qualified or in good standing would not have a Material Adverse Effect.

2.      The Company has the requisite corporate power and authority to execute, deliver and perform its obligations under the Transaction Documents.  The Transaction Documents, and the issuance of the Notes, and Warrants and the reservation and issuance of Common Stock issuable upon conversion of the Notes and exercise of the Warrants have been (a) duly approved by the Board of Directors of the Company, and (b) the Securities, when issued pursuant to the Agreement and upon delivery, shall be validly issued and outstanding, fully paid and non-assessable.

3.      The execution, delivery and performance of the Transaction Documents by the Company and the consummation of the transactions contemplated thereby, will not, with or without the giving of notice or the passage of time or both: (a) violate the provisions of the Articles of Incorporation or bylaws of the Company; or (b) to our knowledge, violate any judgment, decree, order or award of any court binding upon the Company.

4.      The Transaction Documents constitute the valid and legally binding obligations of the Company and are enforceable against the Company in accordance with their respective terms.

5.      The Securities have not been registered under the Securities Act of 1933, as amended (the “Act”) or under the laws of any state or other jurisdiction, and are or will be issued pursuant to a valid exemption from registration.

6.      The Purchaser has been granted valid security interests in the Collateral pursuant to the Security Agreement, enforceable against the Company in accordance with the respective terms and provisions of the Security Agreement, and to the extent such security interest may be perfected under the Uniform Commercial Code by the filing of financing statements, then upon the due and timely filing of Uniform Commercial Code financing statements respecting the Company, with the Secretary of State of the State of Texas, those security interests will be perfected in such Collateral to the extent described in those statements and the Security Agreement.

7.      The Subordination Agreement is a valid and binding obligation of the Company and of TETF, enforceable against TETF in accordance with its respective terms and provisions.

IDEAL POWER CONVERTERS, INC.

Schedules to the

Securities Purchase Agreement

Dated ____________, 2012

    The following disclosures are intended only to list those items required to be listed in the Sections of the Agreement corresponding to the number of the schedule, and to qualify and limit the representations, warranties and covenants made by IDEAL POWER CONVERTERS, INC., a Texas corporation (the “Company”), in the Securities Purchase Agreement dated ___________, 2012 (the “Agreement”) between the Company and the Purchasers listed thereto.  Unless otherwise noted herein, any capitalized term in the following schedules (the “Schedules”) shall have the same meaning assigned to such term in the Agreement.

Ideal Power Converters, Inc.

DISCLOSURE SCHEDULES

October [___], 2012

These Disclosure Schedules are provided in connection with the representations and warranties in Section 4 of the Securities Purchase Agreement dated October [___], 2012 (the “Agreement”) by and between Ideal Power Converters, Inc., a Texas corporation (the “Company”), and the Purchasers named therein.  Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Agreement.

Nothing contained herein is intended to broaden the scope of any representation or warranty contained in the Agreement or to create any covenant on the part of the Company.  Inclusion of any item in these Disclosure Schedules (a) does not represent a determination that such item is material nor shall it be deemed to establish a standard of materiality, except to the extent that the representation or warranty in the Agreement to which such item relates includes a representation or warranty as to materiality; (b) does not represent a determination that such item did not arise in the ordinary course of business, except to the extent that the representation or warranty in the Agreement to which such item relates includes a representation or warranty as to the ordinary course of business; and (c) shall not constitute, or be deemed to be, an admission to any party other than the Purchasers concerning such item.

All references to “Section” or “subsection” refer to a Section or subsection in the Agreement, unless the context otherwise requires.  The headings in these Schedules are for convenience of reference only and shall not affect the disclosures contained herein.  The disclosures in any section or subsection of these Disclosure Schedules shall qualify other sections and subsections in these Disclosure Schedules only to the extent it is readily apparent from a reading of the disclosure that such disclosure is applicable to such other sections and subsections.  As used in these Disclosure Schedules, “Company” means Ideal Power Converters, Inc. only.

These Disclosure Schedules includes descriptions of certain of the Company’s agreements or instruments.  The descriptions are qualified in their entirety by reference to the detailed terms of the applicable agreement or instrument, provided that each agreement or instrument described herein was previously delivered or made available to a counsel for the Purchasers.

All of the capitalization, share and per share information in this Disclosure Schedule gives effect to the Reclassification and the Stock Split provided for in the Amended and Restated Certificate of Formation of the Company (the “Restated Certificate”).

Schedule 4(b)(i)  Capitalization

Outstanding Common Shareholders

Outstanding Preferred Shareholders

Shareholder	Number of Shares Preferred Stock (as of July 18, 2012)

None	0

TOTAL:	0

Schedule 4(b)(ii)  Outstanding options, warrants and convertible promissory notes

1.	The Company has issued the following warrants, copies of which have been made available to counsel for the Purchasers:

a.
Common Stock Warrant, dated November 3, 2008, granting Entrepreneurs Foundation of Central Texas the right to purchase 85,950 shares of Common Stock of the Company at an exercise price of $0.0004 per share.

b.
Right to Purchase Shares pursuant to that Investment Unit issued by Ideal Power Converters, Inc. to the Office of the Governor Economic Development and Tourism, dated October 1, 2010, which provides for the issuance of shares of the Company’s Common Stock or shares of the same class of capital stock or series of preferred stock as shall be issued in the First Qualifying Financing Transaction (defined therein).

c.	Warrants issued in conjunction with the placement of the August 2012 Notes.

d.	Senior Secured Convertible Promissory Notes in the principal amount of $750,000 issued on August 31, 2012, referred to as the August 2012 Notes.

2.	The following agreements, copies of which have been made available to counsel for the Purchasers, provide for issuance of Common Stock:

a.	In connection with an offer for full employment, Mike Barron is eligible to be granted a stock option with a 2 year vesting period for 9,407 shares with a strike price of $2.65754.

b.
Services Agreement, by and between Dynamic Manufacturing Solutions, LLC and Ideal Power Converters, Inc., dated January 15, 2010, which provided that Dynamic Manufacturing Solutions, LLC would receive $65 per hour, to be paid through issuances of Common Stock of Company.  According to the Services Agreement, each share of Common Stock of the Company was valued at $31.20 (prior to the stock split), based on a valuation of approximately $4,000,000 and 128,196 issued and optioned shares.  All shares issued pursuant to this agreement shall give effect to the Reclassification and the Stock Split provided in the Restated Certificate.  Compensation to Dynamic Manufacturing in the form of Common Stock of the Company is capped at a number of shares representing 3% of the total outstanding shares of Common Stock of the Company.  As of December 31, 2010, Dynamic Manufacturing Solutions, LLC reached the cap in the contract with 1,846 hrs at the $65/hr rate valued at $120,000 and 96,150 shares were issued (after stock split).  The Company has no outstanding obligations to Dynamic Manufacturing Solutions, LLC under this agreement, except that Dynamic Manufacturing Solutions, LLC, shall be paid an hourly rate of $85 per hour, if the Company fails to provide Dynamic Manufacturing Solutions, LLC with a right of first refusal on certain future manufacturing projects.

The Company has issued the following options, copies of which have been made available to counsel for the Purchasers:
Outstanding Option holders

Option Number	Holder	Date	Number of Shares of Common Stock	Exercise Price	Acceleration?
1	Robert Groover	6/15/2007	15,000	$0.04	Fully vested
2	Patrick Holmes	6/15/2007	10,000	$0.04	Fully vested
5	Charles De Tarr	1/31/2009	63,675	$0.17452	Fully vested
6	Paul Bundschuh	5/12/2009	2,925	$0.3416	Fully vested
9	Paul Bundschuh	8/25/2009	3,050	$0.334	Fully vested
12	Robert King	2/23/2010	64,100	$1.248	Yes, upon a change of control
13-A	Mike Barron	6/30/2010	34,550	$1.248	Yes, upon a change of control
14	Paul Bundschuh	6/30/2010	28,050	$1.248	Fully vested
15	Donald Haygood	6/30/2010	1,200	$1.248	Yes, upon a change of control
16	Hamid Toliyat	9/10/2010	48,375	$1.248	Yes, upon a change of control
17	Mike Barron	9/30/2010	26,350	$1.248	Yes, upon a change of control
18	Paul Bundschuh	9/30/2010	14,025	$1.248	Fully vested
19	Donald Haygood	9/30/2010	1,200	$1.248	Yes, upon a change of control
20	Paul Roush	9/30/2010	3,575	$1.248	Fully vested
21	Paul Bundschuh	12/31/2010	14,025	$1.248	Fully vested
22	Donald Haygood	12/31/2010	1,200	$1.248	Yes, upon a change of control
23	Donald Haygood	3/31/2011	564	$2.65754	Fully vested
24	Donald Haygood	6/30/2011	564	$2.65754	Yes, upon a change of control
25	Donald Haygood	11/14/2011	9,407	$2.65754	Yes, upon a change of control, unless assumed by purchaser of company
26	Larry Burns	11/14/2011	9,407	$2.65754	Yes, upon a change of control, unless assumed by purchaser of company
27	Paul Roush	11/14/2011	9,407	$2.65754	Yes, upon a change of control, unless assumed by purchaser of company
28	Mike Barron	11/14/2011	9,407	$2.65754	Yes, upon a change of control, unless assumed by purchaser of company
29	Chris Cobb	6/01/2012 (new-2012)	45,155	$2.65754	Yes, upon a change of control, unless assumed by purchaser of company
	Total		415,211

Outstanding Warrant holders

Schedule 4 g IP status

Ideal Power Converters

List of Patent Families

 William C. Alexander

No.	AN or Number	Title(s)	Technology Description	Benefit

1	7,599,196 7,778,045	UNIVERSAL POWER CONVERTER UNIVERSAL POWER CONVERSION METHODS	A unique arrangement of passive and active circuit elements that are operated to transfer power by indirect means between input and output power ports.
Fully isolated power transfer can be bidirectional or multidirectional, with change in voltage, frequency (including DC), polarity, and/or phase. Additionally, all switching is very “soft”, resulting in very low switching stresses and loss.   Many other benefits accrue with this technology, such as high current control bandwidth.

2	13/205,212	ENERGY-TRANSFER REACTANCE POWER TRANSFER DEVICES, METHODS, AND SYSTEMS WITH CROWBAR SWITCH SHUNTING	A means of shutting down the IPC converter quickly to protect it against transients.	Increased ruggedness and agility in power conversion.

3	13/205,225	POWER CONVERSION WITH ADDED PSEUDO-PHASE	Provides for an “port” internal to the IPC converter for tem-porary storage of en-ergy as needed to buffer the power flow from a steady power source to an unsteady power sink, or vice-versa	Eliminates the need for large, expensive, and dangerous electrolytic capacitors to interface a DC input to a single phase AC output
4	61/418,144	Photovoltaic String Monitoring and Diagnostic	A technique using an IPC inverter to monitor the current-voltage (I-V) curves of an attached solar PV array	Useful for detecting abnormalities in said PV array
5	61/444,365	Sealed Compartment Vent and Dehumidifier	Uses a desiccant and active heater to control the humidity in the power electronics compartment of an IPC PV inverter, using the diurnal heating and cooling cycle of the inverter	Keeps the internal humidity low even in an environment with high humidity, which prolongs the life of the inverter
6	61/444,385	Zero Current Crossing Detection Circuit	A means to detect when the current through the IPC converter’s link inductor goes through zero	A low latency, noise free technique for finding when the link inductor current is zero

Schedule 4(i)  Financial Statements

1.           Attached are (A) the audited financial statements for 2011, 2010 and 2009 from Maxwell Locke & Ritter (in a separate pdf file). (B) the un-audited balance sheet as of June 30, 2012 and the un-audited income statement for the six month period ended June, 2012 (the "Income Statements" and collectively with the Balance Sheet, the "Financial Statements").

Schedule 4(m)  Material Agreements

Table of Notes

With the exception of the August 2012 Notes, all notes in the table above bear interest at 6%.  All of the August 2012 Notes and certain of the remaining notes were issued together with warrants, as noted in the schedule of warrants.  All notes are convertible.

1.	Commercial Lease, by and between Ideal Power Converters, Inc. and Bee Creek Center, LLC, dated May 1, 2010 with extension dated January 3, 2012.

2	Promissory Note pursuant to that Investment Unit issued by Ideal Power Converters, Inc. to the Office of the Governor Economic Development and Tourism, dated October 1, 2010.

3.	Services Agreement, by and between Dynamic Manufacturing Solutions, LLC and Ideal Power Converters, Inc., dated January 15, 2010.

4.	Master Services Agreement, by and between Austin Technology Incubator and Ideal Power Converters, Inc, dated October 10, 2008.

5.
Research Agreement No. 10-1520, by and between the Texas Engineering Experiment Station and Ideal Power Converters, Inc., dated November 22, 2010.  Certain provisions of such agreement provide for joint title and/or license of certain jointly developed Intellectual Property.

6.	Consulting Services Agreement, by and between Ray Lowe and Ideal Power Converters, Inc., dated April 23, 2011.

7.	Consulting Services Agreement, by and between Selchau Consulting, LLC and Ideal Power Converters, Inc., dated March 1, 2011.

8.	Consulting Services Agreement, by and between Scott Wartha and Ideal Power Converters, Inc., dated November 12, 2010.

9.
Retainer Agreement by and between Comprehensive Technologies and Ideal Power Converters, Inc. dated April 1.  The Agreement covers a period of nine months at $2,000 per month, starting April 1,2011 and concluding December 31, 2011.  Expired.

10.	Sales Representative Agreement between Comprehensive Technologies and Ideal Power Converters, Inc. dated May 13, 2011.

11.	Westlake Securities d/b/a Focus Strategies. Agreement dated March 7 and expired in July 2012 to assist in non-exclusive attempt to raise capital from a list of 5-6 financial firms.

12.	Amplify Capital. Agreement dated December 6, 2011 7 and expired in July 2012 to assist in non-exclusive attempt to raise capital.

13.
Grant Award Notice to Ideal Power Converters, Inc. for $40,000 in Eureka Grant Funds under the American Recovery and Reinvestment Act-2009 (ARRA).  State Energy Program (Eureka Program).  Innovation Marketing Grant.  $40,000 received and spent.

14.	IPC Cost Share On Department of Energy ARPA-E project. In a three year period, the Company commits to provide $127,965 in labor, while being allocated $427,590 from the $2,777,778 project budget.

15.	Brian Quock. Independent sales rep agreement dated May 15th with Brian Quock. Sales in California.

16.	Chris Cobb. Signed offer of employment dated May 21, 2012. With details of compensation.

17.	Todd Ritter. Not yet finalized. Agreement with sales rep based in Hawaii (new, waiting on final copy).

18.	Mercom Capital. Agreement dated May 5, 2012 for marketing and promotion services.

19.	Purchase Order, by and between Lockheed Martin Corporation and Ideal Power Converters, Inc., dated September 10, 2010.

20.	Purchase Order, by and between Lockheed Martin Corporation and Ideal Power Converters, Inc., dated June 10, 2010.

21.	Purchase Order, by and between Lockheed Martin Corporation and Ideal Power Converters, Inc., dated January 14, 2010.

22.	License Agreement, by and between Lockheed Martin Corporation and Ideal Power Converters, Inc., dated December 22, 2009, License No. 09-MC-LI-0006

23.	Texas Emerging Technology Fund Award and Security Agreement, by and between the State of Texas and Ideal Power Converters, Inc., dated October 1, 2010.

24.
Research Agreement No. 10-1520, by and between the Texas Engineering Experiment Station and Ideal Power Converters, Inc., dated November 22, 2010.  Certain provisions of such agreement provide for joint title and/or license of certain jointly developed Intellectual Property.

25.	Statement of Work, issued by the Company to Texas Engineering Experiment Station, governed by the Research Agreement. Project almost completed.

26.	Demonstration Agreement, by and between the City of Austin and Ideal Power Converters, Inc., dated May 20, 2010.

Schedule 4(l)  Certain Transactions

1.	Use of DataCorp for IT services including internet site. Company is owned by Hamo Hacopian who is on the board. Mr. Hamo Hacopian currently owns more than 5%.

2.	Convertible promissory notes held by CFO Charles De Tarr ($190,000), Chris Cobb President and COO ($200,000), and Dr Breed ($25,000). Both Charles De Tarr and Dr Breed own more than 5%.

3.	Some recent payables paid by (same individuals as #2) to be repaid as part of accounts payables.

Schedule 4(r)  No Brokers

1
Westlake Securities d/b/a Focus Strategies.  Agreement dated March 7 and expired in July 2012.  Used  to assist in non-exclusive attempt to raise capital from a list of 5-6 financial firms (mainly Texas “Cap-Co’s”)

2	Amplify Capital. Agreement dated December 6, 2011 and expired in July 2012 to assist in non-exclusive attempt to raise capital.

Schedule 4(t)  Risk Factors

An investment in the Securities being offered under this Securities Purchase Agreement is speculative and involves a high degree of risk.  You should purchase the Securities being offered hereby only if you can afford to sustain a total loss of your investment.  Accordingly, in analyzing this investment you should carefully consider the following risk factors, as well as the other information included in this Securities Purchase Agreement and related exhibits and disclosure schedules, as well as other information furnished by the Company. The order of the risk factors is not necessarily indicative of the relative importance of any described risk. These risk factors are not the only risks we face and this list should not be considered exhaustive.  We consider the risks described below to be material, however there may be other risks that currently are not known to us.  The occurrence of any one of the following events would be likely to have a material adverse effect on the Company and our business, prospects, financial condition, and/or results of operation, and you could lose all or part of your investment in the Company.

Risks Related to Our Business

We lack an established operating history on which to evaluate our business and determine if we will be able to execute our business plan, and we can give no assurance that our operations will result in profits.

We were formed in Texas on May 17, 2007 and have a limited operating history, which makes it difficult to evaluate our business.  Although we have issued patents and patent applications pending with the United States Patent and Trademark Office (“USPTO”) and equivalent offices in the European Union (the “EU”), South Korea, China, Brazil and Canada for a power converter topology and our methods of operating said topology, and have had them validated by UL certifications from Intertek, a Nationally Recognized Test Laboratory, the California Energy Commission, and three Solar PV Inverter installations fielded with a total of 13 inverters, (running without problems for more than three months each), we have only recently begun sales of our products, and we cannot say with certainty when we will begin to achieve profitability.  No assurance can be made that we will ever become profitable.

We may not be able to meet our product development and commercialization milestones.

We are subject to product and commercialization milestones and dates for achieving development goals related to technology and design improvements of our products, under our agreement with the Texas Emerging Technology Fund, an entity overseen by the Office of the Governor of Texas. To achieve these milestones we must complete substantial additional research, development and testing of our products and technologies, such as the grid-battery and Level III DC charger converters that we currently have under development.  Except for our Solar PV Inverter products, we anticipate that it will take at least six to twelve months to develop and ready our other products for scaled production.  Product development and testing are subject to unanticipated and significant delays, expenses and technical or other problems. We cannot guarantee that we will successfully achieve our milestones, or within the timeframe as planned.  Our plans and ability to achieve profitability depend on acceptance by key market participants, such as vendors and marketing partners, and potential end-users of our products. We continue to educate designers and manufacturers about our Solar PV inverters, grid-battery converters, and Level III DC Electric Vehicle Chargers.  More generally, the commercialization of our products may also be adversely affected by many factors not within our control, including:

•	willingness of market participants to try a new product and the perceptions of these market participants of the safety, reliability, functionality and cost effectiveness of our products;

•	emergence of newer, possibly more effective technologies;

•	future cost and availability of the raw materials and components needed to manufacture and use our products; and

•	adoption of new regulatory or industry standards which may adversely affect the use or cost of our products.

Accordingly, we cannot predict that our products will be accepted on a scale sufficient to support development of mass markets for those products.

A material part of our success depends on our ability to manage our suppliers and manufacturers.

We rely upon contract manufacturers to produce our products.  There can be no assurance that key manufacturers will provide products in a timely and cost efficient manner or otherwise meet our needs and expectations.  Our ability to manage such relationships and timely replace suppliers and manufacturers if necessary is critical to our success.  Our failure to timely replace our contract manufacturers and suppliers, should that become necessary, could materially and adversely affect our results of operations and relations with our customers.

We have not devoted significant resources towards the marketing and sale of our products, we expect to face intense competition in the markets in which we do business, and we continue significantly to rely on the marketing and sales efforts of third parties whom we do not control.

To date, we primarily focused on the sale of Solar PV Inverter products and, while we have sold increasing quantities of our products on a yearly basis, even by adding veteran industry staff, we continue to experience a learning curve in the marketing and sale of products on a commercial basis.  We expect that the marketing and sale of the Solar PV Inverter product will continue to be conducted by a combination of independent manufactures representatives, third-party strategic partners, distributors, or OEMs. Consequently, commercial success of our products will depend to a great extent on the efforts of others.  We have entered and intend to continue entering into strategic marketing and distribution agreements or other collaborative relationships to market and sell our Solar PV Inverter and Grid-Battery Converter and value added products. However, we may not be able to identify or establish appropriate relationships, in the near term or in the future. We can give no assurance that these distributors or OEMs will focus adequate resources on selling our products or will be successful in selling them. In addition, third-party distributors or OEMs have or may require us to provide volume price discounts and other allowances, customize our products or provide other concessions which could reduce the potential profitability of these relationships. Failure to develop sufficient distribution and marketing relationships in our target markets will adversely affect our commercialization schedule and to the extent we have entered or enter into such relationships, the failure of our distributors and other third parties to assist us with the marketing and distribution of our products or to meet their monetary obligations to us, may adversely affect our financial condition and results of operations.

We will face intense competition in the markets of our product applications for our Solar PV Inverter, Grid-Battery Converter, Level III DC Vehicle Charger and other value-added products.  We will compete directly with currently available products, some of which may be less expensive.  The companies that make these other products may have established sales relationships and more name-brand recognition in the market than we do.  In addition, some of those companies may have significantly greater financial, marketing, manufacturing and other resources.

The prototype of our new 3-Port Inverter may not provide the results we expect, may prove to be too expensive to produce and market, or may uncover problems of which we are currently not aware, any of which could harm our business and prospects.

We are currently building a prototype of a 3-Port Inverter, which is an integrated Solar PV Inverter and Battery Charger/Inverter, based on improvements on our current PV inverter products.  We will commence the design and construction of prototypes of our new 3-Port Inverter.  We do not yet know if the prototypes will produce positive results consistent with our expectations.  The prototypes may also cost significantly more than expected, and the prototype design and construction process may uncover problems of which we are currently not aware.  Theseand other prototypes of emerging products are a material part of our business plan, and if they are not proven to be successful, our business and prospects could be harmed.

We are highly dependent on certain key members of our executive management team.  Our inability to retain these individuals could impede our business plan and growth strategies, which could have a negative impact on our business and the value of your investment.

Our ability to implement our business plan depends, to a critical extent, on the continued efforts and services of Bill Alexander(Chief Technology Officer), Paul Bundschuh (Vice President of Business Development), and Michael Barron (Director or Research and Development and Firmware Engineering).  If we lose the services of any of these persons, we would be forced to expend significant time and money in the pursuit of replacements, which would result in both a delay in the implementation of our business plan and plan of operations.  We can give no assurance that we could find satisfactory replacements for these individuals or on terms that would not be unduly expensive or burdensome to us.  We have no long-term employment agreements with our executives, and we do not currently carry a key-man life insurance policy that would assist us in recouping our costs in the event of their death or disability.

We may not be able to control our warranty exposure, which could increase our expenses.

We currently offer and expect to continue to offer a warranty with respect to our inverter products and we expect to offer a warranty with each of our future product applications. If the cost of warranty claims exceeds any reserves we may establish for such claims, our results of operations and financial condition could be adversely affected.

We may be exposed to lawsuits and other claims if our products malfunction, which could increase our expenses, harm our reputation and prevent us from growing our business.

Any liability for damages resulting from malfunctions of our products could be substantial, increase our expenses and prevent us from growing or continuing our business. Potential customers may rely on our products for critical needs, such as backup power. A malfunction of our products could result in warranty claims or other product liability. In addition, a well-publicized actual or perceived problem could adversely affect the market’s perception of our products. This could result in a decline in demand for our products, which would reduce revenue and harm our business. Further, since our products are used in devices that are made by other manufacturers, we may be subject to product liability claims even if our products do not malfunction.

Our independent registered public accounting firm has issued an unqualified opinion with an explanatory paragraph in the notes to the financial statements to the effect that failure to obtain financing or collect revenue receipts in a timely manner would raise substantial doubt about our ability to continue as a going concern.

This unqualified opinion with an explanatory paragraph could have a material adverse effect on our business, financial condition, results of operations and cash flows. We are dependent on the proceeds of this offering of senior, secured convertible notes and following its completion will require additional financing to fund our operations. We have no committed sources of capital and do not know whether additional financing will be available when needed on terms that are acceptable, if at all. This going concern statement from our independent registered public accounting firm may discourage some investors from purchasing our securities or providing alternative capital financing. The failure to satisfy our capital requirements will adversely affect our business, financial condition, results of operations and prospects.  Unless we raise additional funds, either through the sale of our securities or one or more collaborative arrangements, we will not have sufficient funds to continue operations. No assurance can be given that any funds we obtain will prove adequate for our needs.

Risks Relating to the Industry

The recent economic downturn has adversely affected, and is likely to continue affecting, our operations and financial condition potentially impacting our ability to continue as a going concern.

The recent economic downturn has resulted in a reduction in spending on durable goods, industrial equipment and machinery, and less than favorable credit markets, all of which may adversely affect us.  Although our top-selling product is currently used primarily in the solar power industry, we expect to derive future sales from a wide range of customers for a wide range of potential applications.  If the solar power market declines or stagnates, or there is a down-turn in other industries from which we expect to derive sales, our operations and financial condition could be negatively impacted. While economic stimulus measures undertaken by federal and state governments appear favorably to have targeted clean energy products we currently are unable to project if we can translate these programs into increases in sales, further research and development support, grants or other investments.

Our industry is intensely competitive.  We cannot guarantee you that we can compete successfully.

Our business is highly competitive.  We will be competing against providers of power converter systems that are highly established and have substantially greater manufacturing, marketing, management and financial resources including very substantial market position and name recognition. These competitors include Satcon, SMA, RefuSOL, and Chint Solar.   All aspects of our businesses, including pricing, financing, servicing, as well as general quality, efficiency and reliability of our products are significant competitive factors. Our ability to successfully compete with respect to each of these factors is material to the acceptance of our products and our future profitability.  In addition the solar power industry may tend to be resistant to change and to new products from suppliers that are not major names in the field. Our competitors will use their established position to their competitive advantage. If our innovations are successful, our competitors may seek to adopt and copy our ideas, designs and features. Our competitors may develop or offer technologies and products that may be more effective or popular than our products and they may be more successful in marketing their products than we are in marketing ours. Pricing competition could result in lower margins for our products.  Although we place a high value upon our ability to develop superior products and to be more entrepreneurial than our competitors, we cannot assure you that we will be able to compete successfully in our markets, or compete effectively against current and new competitors as our industry continues to evolve.

The reduction or elimination of government subsidies and economic incentives for energy-related technologies could reduce demand for our future products, harming our operating results.

We believe that near-term growth of energy-related technologies, including power converter technology, relies on the availability and size of government and economic incentives and grants (including, but not limited to, the U.S. federal Investment Tax Credit and the incentive programs in South Korea, the State of Texas, and the State of California and state renewable portfolio standards programs).   In addition, these incentive programs could be challenged by utility companies, or for other reasons found to be unconstitutional, and/or could be reduced or discontinued for other reasons.  The reduction, elimination, or expiration of government subsidies and economic incentives may result in the diminished economic competitiveness of our product to our customers and could materially and adversely affect the growth of alternative energy technologies, including power converter technology, as well as our future operating results.

If our products do not provide demonstrably superior features include outstanding reliability, efficiency and cost effectiveness we will not be able to penetrate our targeted markets.

We expect to compete on the basis of our products’ significantly lower cost, smaller footprint, and higher efficiency.  Technological advances in alternative energy products or other power converter technologies may negatively affect the development of our products or make our products non-competitive or obsolete prior to commercialization or afterwards.  Other companies, some of which have substantially greater resources than ours, are currently engaged in the development of products and technologies that are similar to, or may be competitive with, our products and technologies.

We may be affected by environmental and other governmental regulation.

We are subject to federal, state, provincial, and local regulation with respect to the manufacture of our power converters.  Accordingly, compliance with existing or future laws and regulations could have a material adverse effect on our business prospects and results of operations.

New technologies in the alternative energy industry may supplant Solar PV Inverter devices, including our current products for which we have patents and pending patent applications, which would harm our business and operations.

The alternative energy industry is subject to rapid technological change.  Our future success will depend on the cutting edge relevance of our technology, and thereafter on our ability to appropriately respond to changing technologies and changes in function of products and quality.  If new technologies supplant our power converter technology, we will have to revise our plans of operation.

Our intellectual property may not have been properly valued for financial statement purposes.

Our balance sheet at June 30, 2012 lists $293,005 in intangible property, an amount which reflects costs incurred to date on development of patents net of amortization.  If our auditors later determine that the proper asset value of our intellectual property in accordance GAAP is less than that amount, our asset base could be materially reduced.

Our operating system of internal controls has been inadequate.

As of August 2012, we did not have a comprehensive operating system of internal controls designed to ensure reliable financial reporting, effective and efficient operations, compliance with applicable laws and regulations as well as safeguarding our assets against theft and unauthorized use, acquisition, or disposal.  During 2012, however, we instituted a minimal control environment comprised of the: (i) identification and allocation of expenses in QuickBooks; (ii) institution of formal expense reports; (iii) improved tracking of deposits and withdrawals; (iv) forecasting and tracking of monthly expense budgets; and (v) implementation of written documentation for changes to our stock and warrant ledger entries.  Although we are a private company, our current system of internal controls is not likely to be sufficient to meet the standards required of a public reporting company under the Securities Exchange Act of 1934.  Although we intend to institute improvements in our controls and procedures, we cannot provide assurance that our controls and procedures will be implemented on a timely basis or that they will at any given time be found to meet applicable regulatory requirements.

Any failure by management to properly manage our expected rapid growth could have a material adverse effect on our business, operating results and financial condition.

We anticipate that we will grow rapidly in the near future. Our failure to properly manage our expected rapid growth could have a material adverse effect on our ability to retain key personnel and our business, operating results and financial condition. Our expansion will also place significant demands on our management, operations, systems, accounting, internal controls and financial resources. If we experience difficulties in any of these areas, we may not be able to expand our business successfully or effectively manage our growth. Any failure by management to manage growth and to respond to changes in our business could have a material adverse effect on our business, financial condition and results of operations.

We expect to incur operating losses in the foreseeable future.

We were incorporated in May 2007.  From inception through December 31, 2011, we generated relatively small operating revenues from our business.  Accordingly, we are relying on the Offering and a follow-on private placement in order to generate sufficient funds to commercialize our devices or instrumentalities embodying our proprietary intellectual property; and we are relying on this and a subsequent additional follow-on financing to fully implement our business plan.  We have sold 30 of our power converter devices through the date of this Offering. Accordingly, there is only a limited operating history upon which to evaluate our prospects. Our prospects must be considered in light of the risks, expenses and difficulties frequently encountered in the establishment of a new business in a new industry and the risks and expenses associated with our current under-capitalized financial condition. Further, there can be no assurance that we will be able to implement our business plan, generate sustainable revenue or ever achieve profitable operations. We may be unable to successfully implement our business model and strategies and we may have operating losses until such time as we develop a substantial and stable revenue base.

An inability to meet our capital expenditure needs could adversely affect our ability to build and maintain our business.

Our business requires substantial capital in order to effectively market, sell, and further improve our products.  We may be unable to fund our capital expenditure requirements if: (i) we are unable to generate sufficient cash from our operations or (ii) we are unable to secure additional financing on acceptable terms, or in dollar terms necessary to fund our expenditures. Furthermore, there is no assurance that we will be able to raise any necessary additional funds through bank financing or the issuances of equity or debt securities on terms acceptable to us, if at all. We may be unable to obtain adequate financing to implement our business plan which could negatively impact our liquidity and ability to continue operations.

Risks Relating to Our Securities

The Offering may not be fully subscribed and, even if the Offering is fully subscribed, we anticipate the need for additional capital in the future.  If additional capital is not available, we may not be able to continue to operate our business pursuant to our business plan or at all.

We will offer the securities on "best-efforts" basis, meaning that we may raise substantially less than the total maximum offering amounts.  If we do not raise a minimum of $750,000 in this Offering, and at least $3 million to $4.25 million in one or more future private placements within the next several months, we may lack sufficient amount of capital to execute our business plan.  Even if this Offering is fully subscribed, we expect we will need substantial additional financing in the future, which we may seek to raise through, equity, bank and other debt financing.  Any future equity financings will be dilutive to existing shareholders, and any future debt financings may involve covenants and other restrictions affecting our business activities.  Additional future financing may not be available on acceptable terms, or at all.

The concentration of ownership of our common stock gives a few individuals significant control over important policy and operating decisions and could delay or prevent changes in control.

As of August 2012, our executive officers and directors beneficially owned over 66% of the issued and outstanding shares of our common stock on a fully-diluted basis.  As a result, these persons have the ability to exert significant control over matters that could include the election of directors, changes in the size and composition of the board of directors, mergers and other business combinations involving the Company, and operating decisions affecting us.  In addition, through control of the board of directors and voting power, they may be able to control certain decisions, including decisions regarding the qualification and appointment of officers, dividend policy, access to capital (including borrowing from third-party lenders and the issuance of additional equity securities), and the acquisition or disposition of our assets.  In addition, the concentration of voting power in the hands of those individuals could have the effect of delaying or preventing a change in control of the Company, even if the change in control would benefit our shareholders.  A perception in the investment community of an anti-takeover environment at the Company could cause investors to value our securities lower than in the absence of such a perception.

There is no public market for the Company’s securities, so you will not be able to liquidate them if you need money.

Prior to this Offering, there has been no public market for the common stock or Securities.  It is not likely that an active market for the Company’s Securities will develop or be sustained soon after this Offering.  We cannot provide any assurance that we will successfully complete a public offering or become a public reporting company, or that a market for our Securities and common stock will ever develop.

The Company has the ability to issue additional shares of its common stock or Securities without asking for shareholder approval, which could cause the investment of the Securities offered hereby to be diluted.

Our articles of incorporation currently authorize the Board of Directors to issue up to 5,000,000 shares of common stock, and up to 275,000 shares of Preferred Stock.  In the event all of the Securities offered hereby are issued and sold and assuming the conversion and exercise of all of all notes, options and warrants, including the Securities, the Company presently anticipates that it will have approximately 8 million shares of common stock outstanding on a fully-diluted basis outstanding (provided however, the total number of shares outstanding will be dependent on the per share price in a future securities offering).  Accordingly, in order to accommodate the future issuance of shares of common stock, we will be required to amend our articles of incorporation with approval of our shareholders, nonetheless, the Board of Directors has the authority to issue shares of Preferred Stock or common stock, or warrants or other rights to purchase shares of such stock up to maximum authorized in the articles of incorporation without obtaining shareholder approval.

Management will have broad discretion in using the proceeds received from this Offering.  You may not approve of the ways in which our management uses those proceeds.

We expect to use the net proceeds of this Offering contemplated by this Securities Purchase Agreement primarily for facility capital expenditures, building a prototype, the hiring of staff, the filing of additional patent applications, and for general working capital, as set forth in Section 7(b) of the Securities Purchase Agreement. Management has broad discretion in allocating proceeds of this Offering.  You will not have the authority to approve the uses to which our management allocates money.  Management’s failure to effectively use this money could have a material adverse effect on our business.

Assumptions underlying the projections in our business plan are highly speculative and may prove to be untrue.

Management may have provided certain projections to investors in connection with this Offering. These projections include, but are not limited to: forecasts, valuations, financial projections, cost and profit analysis, projected marketing expense and other prospective information (“Prospective Information”). If any of the assumptions upon which these projections are based prove to be untrue, including resumed growth of the economy in general, expected growth in the solar power industry as well as the industries in which our products and future products have application, these projections could be adversely affected and the results anticipated in the Prospective Information may not be achieved. Investors should be aware that these and other projections and predictions of future performance, whether included with the Securities Purchase Agreement or subsequently delivered to Investors, are based on certain assumptions which are highly speculative.  Such Prospective Information is not (and should not be regarded as) a representation or warranty by us or any other person that the overall objectives of our Company will ever be achieved, that the projected results in the Prospective Information will become a reality, or that we will ever achieve significant revenues or profitability. Prospective Information and these projections and any other forecasts of future performance should not be relied upon by the Investor in making an investment decision.

We do not intend to pay any dividends or distributions on our common stock.

We do not anticipate paying any cash dividends on our common stock in the foreseeable future. Dividends, if and when paid, are subject to our financial condition, as well as other business considerations. In addition, applicable state law may limit the ability of a corporation to pay dividends.

If we become a public reporting company, the costs of public company compliance may have a material adverse effect on the results of our operations and may make it more difficult for us to focus on the implementation of our business plan.

If we complete an initial public offering of our securities or otherwise are able to cause one or more classes of our securities to trade in the public securities markets, we will become subject to additional layers of governmental regulation including the Exchange Act and rules and regulations promulgated by the SEC. We may become obligated to file annual , quarterly and current reports as well as proxy statements and other filings with the SEC. These compliance obligations, will require us to incur significant legal and accounting costs which could have a material adverse effect on our results of operations. Our management will need to devote substantial time to such compliance matters, which might divert our attention from the development of the business and implementation of our business plan.

There are restrictions on the transfer of the Securities being offered in this Offering, and the common stock underlying the Securities.

Neither the Securities offered in this Offering nor the common stock underlying such Securities have been registered with the Securities and Exchange Commission under the Securities Act of 1933 or registered or qualified with any state or territorial securities regulatory agency.  The Securities Purchase Agreement provides that you agree that the Company will not be required to transfer your Securities on its stock transfer records or issue Shares to any person to whom you sell the Securities unless you provide the Company with documentation satisfactory to the Company that the transfer is not in violation of the registration requirements of the Securities Act of 1933, which may include an opinion of legal counsel for which you may be required to pay.  There is no assurance that our shares of common stock will become publicly traded, that your shares will be successfully registered, or that other required conditions to permit securities transfers will be met.

If you need to raise money from the sale of your shares, neither the Company nor any of its officers, directors, stockholders or agents will be under any obligation to purchase the Securities you buy in this Offering and you may not be able to liquidate your shares because there is not public market for the shares at this time and there is no assurance a public market will develop.  The Securities we are offering is unlikely to be accepted as collateral by lending institutions.

Your investment in the Securities should, therefore, be considered only if you have no immediate need for liquidity in your investment.

We are obligated under a Fund Award and Security Agreement, and related Investment Unit, dated October 1, 2010 with the Texas Emerging Technology Fund, which include certain covenants that restrict our business activities, and bind us to significant repayment obligations in the event of default.

Under our agreement with the Texas Emerging Technology Fund, we may become obligated to repay an amount equal to $1 million plus accrued interest, if we breach the terms of our agreement at any time prior to October 1, 2020, and this contingent obligation is secured by all of our assets.  Although the Office of the Governor of the State of Texas has agreed to subordinate its security interest to the security interest granted to and held by the investors in the Securities in this Offering, a breach of our agreement with the Texas Emerging Technology Fund could trigger our payment obligations, and if we are unable to perform those obligations, our business could be materially and adversely affected.

Our agreement with Texas Emerging Technology Fund requires us to, among other things, maintain our principal place of business and manufacturing center within the State of Texas, and to use reasonable efforts to use qualified Texas-based suppliers.  If we are unable to comply with these and other covenants, or they become cost-prohibitive or not cost-effective, we may have to seek waivers from the State of Texas in order to avoid default, and if such waivers are not granted then our business may be materially and adversely affected.

Due to our limited revenue and asset base, we cannot provide assurance that we will be able to repay the principal of the Notes when due, or that the Note holders’ rights and senior security interest, if exercised by the Note holders, will be sufficient to make the note holders whole.

We are an early stage company with limited revenue, and our current asset base consists mainly of intellectual property.  Our present ability to repay the principal amount of the senior secured Notes is very limited.  Under the terms of the Notes, the principal and accrued interest under the Notes will automatically convert into common stock upon a firm commitment initial public offering of our common stock.  However, if we do not complete an initial public offering, the Notes will become due and we will be obligated to pay the principal and accrued interest on the Notes in cash.  While we plan to monetize our intellectual property and generate increasing revenue from sales of our products, we cannot provide assurance of when, or if ever, these efforts will result in profitable operations.  Accordingly, there can be no assurance that we will be able to repay the senior secured Notes when they become due.  If the holders of the senior secured Notes attempt to enforce their rights and security interest in the collateral, which currently consists mainly of intellectual property, it is uncertain whether the value of such collateral in a sale or liquidation would be sufficient to cover the total principal amount of the senior secured notes.

Upon their exercise of conversion rights under the Notes, investors will very likely suffer immediate and substantial dilution.

Upon an investor’s exercise of conversion rights under the Notes, it is very likely that the investor’s conversion price (“Conversion Price”) for the shares of common stock issuance upon conversion of the Notes (“Conversion Shares”)will be substantially higher than the average purchase price paid by certain early-stage investors in the Company for their shares of common stock.  The average price per share paid by these early stage investors for their shares of common stock in the Company may in many instances be negligible; as a result, investors who convert their Notes into Conversion Shares will very likely incur immediate and substantial dilution.

We anticipate issuing additional senior secured convertible notes, which will have a first priority security interest on par with the notes being issued in this Offering, and such issuances may increase the amount of risk, and reduce the amount of collateral available to, the investors in this Offering.

We plan to issue additional senior secured convertible notes, which will have a first priority security interest on par, with respect to payment and priority, with the notes being issued in this Offering.  The collateral, which generally consists of all of our assets (with certain exceptions), is limited in value, and will be shared with any additional first priority senior creditors.  Accordingly, an increase in the amount of first priority senior indebtedness will reduce the amount of collateral that corresponds to each dollar invested by the senior creditors, thereby increasing the amount of risk on the part of all senior creditors.   There can be no assurance that if the senior creditors exercise their rights to take or dispose of the collateral, that the total amount of collateral being provided as security in this Offering and future offerings will be sufficient to make whole the investors in this Offering together with additional senior creditors who will have a security interest on par with the investors in this Offering.

The Conversion Price of the Notes may be arbitrarily set by the terms of a future financing, which have not yet been determined.

There is no present market for the Notes and the underlying Conversion Shares.  Under the terms of the Notes, the Conversion Price for the underlying Conversion Shares depends on the price per share of an initial public offering of the Company, or a private placement financing. The price per share as agreed by investors in these future financings is not necessarily indicative of the actual or fair value of the Notes or the underlying Conversion Shares, and may not bear any relation to our net worth, earnings or other financial metrics.  We cannot assure you that the conversion price of the Notes will meet your expectations, or will result in any particular return on your investment.  In addition, we cannot provide any assurance that a subsequent initial public offering or private placement financing will occur at all, and as a result, the Notes may not become convertible into equity securities of the Company.  In such event, the holders of Notes may be limited to seeking recovery of their cash investment.

Risks Relating to Our Intellectual Property

If our existing, newly developed or proposed intellectual property is not adequately protected by valid, issued patents or if we are not otherwise able to protect our proprietary information, our financial condition, operations or ability to develop and commercialize our existing, newly developed or proposed intellectual property based instrumentalities may be harmed.

The success of our operations will depend in part on our ability to:

•
Obtain patent protection for our devices and devices or instrumentalities embodying our proprietary intellectual property, and other methods or components on which we rely, both in the United States and in other countries with substantial markets;

•	Defend patents once obtained; and

•	Maintain trade secrets and operate without infringing upon the patents and proprietary rights of others.

Our business substantially relies on our own intellectual property related to various technologies that are material to our devices or instrumentalities embodying our proprietary intellectual property and processes. It is likely that we will depend on our ability to successfully prosecute and enforce the patents, file patent applications and prevent infringement of those patents and patent applications.

If we are not able to maintain adequate patent protection for our devices or instrumentalities embodying our proprietary intellectual property, we may be unable to prevent our competitors from using our technology.

The patent positions of the technologies being developed by us involve complex legal and factual uncertainties. As a result, we cannot be certain that we will be able to obtain adequate patent protection for our devices or instrumentalities embodying our proprietary intellectual property. There can be no assurance that:

•	The scope of any patent protection will be sufficient to provide us with competitive advantages;

•	Any patents obtained by us will be held valid if subsequently challenged;

•	Others will not claim rights in or ownership of the patents and other proprietary rights we may hold; or

•	Unauthorized parties may try to copy aspects of our devices or instrumentalities embodying our proprietary intellectual property and technologies or obtain and use information we consider proprietary.

Policing the unauthorized use of our proprietary rights is difficult. We cannot guarantee that harm or threat to our intellectual property will not occur. In addition, changes in, or different interpretations of, patent laws in the United States and other countries may also adversely affect the scope of our patent protection and our competitive situation.

We cannot offer any assurance that current and potential competitors or other third parties have not filed or received, or will not file or receive applications in the future for patents or obtain additional proprietary rights relating to devices or instrumentalities embodying our proprietary intellectual property or processes used or proposed to be used by us.

Additionally, there is certain subject matter that is patentable in the United States but not generally patentable outside of the United States. Differences in what constitutes patentable subject matter in various countries may limit the protection we can obtain outside of the United States.

1 Innovations in power converter technology that arise while our patent applications are pending may contain more favorable or superior technology than our power converter technology, which might render our patents irrelevant if and when they are issued.  This may harm our future operations.
2
3 From  2007 through 2011 we filed 26 patent applications for our power converter topology and methods of operation of that topology with the USPTO and equivalent offices in the EU and China.   To date, we have two issued patents, and several pending patent applications.  While various patent offices are reviewing our pending applications and before the related patents, if any, are issued, third parties may develop an alternative catalyst with reduced costs and improved durability as compared to our methods. Although we plan to simultaneously improve our technology and file additional patents, if any such innovations by our competitors arise, our power converter topology and our methods of operating said topology may be difficult to market, which would harm our operations.

We may be subject to costly claims, and, if we are unsuccessful in resolving conflicts regarding patent rights, we may be prevented from developing, commercializing or marketing our devices or instrumentalities embodying our proprietary intellectual property.

Given the innovative nature and broad scope of our intellectual property, it is entirely foreseeable that we will encounter substantial litigation regarding patent and other intellectual property rights in the industries in which we presently or intend to compete. We may be subject to legal actions claiming damages and seeking to stop third party licensees from manufacturing and marketing our devices or instrumentalities embodying our proprietary intellectual property. In addition, litigation may be necessary to enforce our proprietary rights or to determine the enforceability, scope and validity of the proprietary rights of others. If we become involved in litigation, it could be costly and divert our efforts and resources. In addition, if any of our competitors file patent applications in the United States claiming technology also invented by us we may need to participate in interference proceedings held by the U.S. Patent and Trademark Office to determine priority of invention and the right to a patent for the technology. Like litigation, interference proceedings can be lengthy and often result in substantial costs and diversion of resources.

As more potentially competing patent applications are filed, and as more patents are actually issued, in the fields in which we presently compete, or in other fields in which we may become involved and with respect to devices or instrumentalities embodying our proprietary intellectual property, component methods or compositions that we may employ, the risk increases that we may be subjected to litigation or other proceedings that claim damages or seek to stop our licensees from manufacturing, marketing, or commercialization efforts. Even if such patent applications or patents are ultimately proven to be invalid, unenforceable or non-infringed, such proceedings are generally expensive and time consuming and could consume a significant portion of our resources and substantially impair our licensees’ marketing and product development efforts.

We may not have adequate protection for our unpatented proprietary information, which could adversely affect our prospects and competitive position.

We also rely on trade secrets, know-how and continuing technological innovations to develop and maintain our competitive position. However, others may independently develop substantially equivalent proprietary information and techniques or otherwise gain access to our trade secrets or disclose our technology. To protect our trade secrets, we may enter into confidentiality agreements with employees, consultants and potential collaborators. However, these agreements may not provide meaningful protection of our trade secrets or adequate remedies in the event of unauthorized use or disclosure of such information. Likewise, our trade secrets or know-how may become known through other means or be independently discovered by our competitors. Any of these events could prevent us from developing or commercializing our product candidates.

If we fail to protect, or incur significant costs in defending, our intellectual property and other proprietary rights, our business, financial condition, and results of operations could be materially harmed.

Our success depends, in large part, on our ability to protect our intellectual property and other proprietary rights. We intend to rely primarily on patents, trademarks, copyrights, trade secrets and unfair competition laws, as well as license agreements and other contractual provisions, to protect our intellectual property and other proprietary rights. However, a significant portion of our technology is not patented, and we may be unable or may not seek to obtain patent protection for this technology. Moreover, existing U.S. legal standards relating to the validity, enforceability and scope of protection of intellectual property rights offer only limited protection, may not provide us with any competitive advantages, and may be challenged by third parties. The laws of countries other than the United States may be even less protective of intellectual property rights. Accordingly, despite our efforts, we may be unable to prevent third parties from infringing upon or misappropriating our intellectual property or otherwise gaining access to our technology. Unauthorized third parties may try to copy or reverse engineer our devices or instrumentalities embodying our proprietary intellectual property or portions of our devices or instrumentalities embodying our proprietary intellectual property or otherwise obtain and use our intellectual property. Moreover, many of our employees have access to our trade secrets and other intellectual property. If one or more of these employees leave us to work for one of our competitors, then they may disseminate this proprietary information, which may as a result damage our competitive position. If we fail to protect our intellectual property and other proprietary rights, then our business, results of operations or financial condition could be materially harmed.

In addition, affirmatively defending our intellectual property rights and investigating whether we are pursuing a product or service development that may violate the rights of others may entail significant expense. We have not found it necessary to resort to legal proceedings to protect our intellectual property, but may find it necessary to do so in the future. Any of our intellectual property rights may be challenged by others or invalidated through administrative processes or litigation. If we resort to legal proceedings to enforce our intellectual property rights or to determine the validity and scope of the intellectual property or other proprietary rights of others, then the proceedings could result in significant expense to us and divert the attention and efforts of our management and technical employees, even if we prevail.

We may be sued by third parties for alleged infringement of their proprietary rights, which could be costly, time-consuming and limit our ability to use certain technologies in the future.

We may become subject to claims that our technologies infringe upon the intellectual property or other proprietary rights of third parties. Any claims, with or without merit, could be time-consuming and expensive, and could divert our management's attention away from the execution of our business plan.  Moreover, any settlement or adverse judgment resulting from these claims could require us to pay substantial amounts or obtain a license to continue to use the disputed technology, or otherwise restrict or prohibit our use of the technology. We cannot assure you that we would be able to obtain a license from the third party asserting the claim on commercially reasonable terms, if at all, that we would be able to develop alternative technology on a timely basis, if at all, or that we would be able to obtain a license to use a suitable alternative technology to permit us to continue offering, and our customers to continue using, our affected product. An adverse determination also could prevent us from offering our devices or instrumentalities embodying our proprietary intellectual property to others. Infringement claims asserted against us may have a material adverse effect on our business, results of operations or financial condition.

Schedule 5(g)  Brokers and Finders; Placement Agent Services

The Company will pay to the Placement Agent for services rendered in conjunction with this Offering compensation in the amount of 10% of the gross proceeds raised and a warrant for the purchase of the Company's Common Stock.  The number of shares of Common Stock subject to the warrant will equal 10% of the shares of Common Stock into which the Notes issued to the Purchasers in this Offering may be converted plus 10% of the number of shares of Common Stock that are subject to the Warrants issued to the Purchasers in this Offering.  The warrant will have a term of 7 years and will include anti-dilution and cashless exercise provisions as well as representations and warranties that are customary and standard in warrants issued to placement agents or underwriters.  The Common Stock underlying the warrant will also have registration rights identical to those provided to the Purchasers.  The exercise price will equal 125% of the exercise price of the Warrants issued to the Purchasers.  The Company has also signed a Strategic Consulting Agreement and an Intellectual Property Consulting Agreement with the Placement Agent.  Pursuant to the Strategic Consulting Agreement, the Company has issued to the Placement Agent a warrant for the purchase of 10% of the Company's Common Stock on a fully-diluted basis, with the exception of shares of Common Stock that may be issued to the Texas Emerging Technology Fund.  The warrant has a term of 7 years and includes anti-dilution and cashless exercise provisions as well as representations and warranties that are customary and standard in warrants issued to placement agents or underwriters.  The exercise price will equal the exercise price of the Warrants issued to the Purchasers of the August 2012 Notes.  The Common Stock underlying the warrant has registration rights no less favorable than those granted to the Purchasers of the August 2012 Notes.  In addition, the Company has agreed to pay travel and reasonable related expenses incurred by the Placement Agent on visits to the Company's worksite, as well as any other expenses that may be approved by the Company in advance.  As compensation for services provided under the Intellectual Property Consulting Agreement, the Company will pay the sum of $4,500 to the Placement Agent for the preparation of each technical disclosure document provided for use in the Company's patent applications.  The Company has also agreed to pay the travel and reasonable related expenses (not to exceed a total of $10,000) in connection with one visit by a team of 2 to 3 individuals from the Placement Agent who will provide assistance to the Company in preparing in-depth documentation or other assistance for a period of 2 to 3 days.